UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

TESLA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 4, 2022

Dear Tesla Stockholders:

We are pleased to inform you that our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) will be held on Thursday, August 4, 2022, at 4:30 p.m. Central Time, both virtually via the Internet at www.meetnow.global/MJKP2QF and in person for a limited number of stockholders at Tesla’s Gigafactory Texas located at 1 Tesla Road, Austin, TX 78725. For your convenience, we will also webcast the 2022 Annual Meeting live via the Internet at www.tesla.com/2022shareholdermeeting. The agenda of the 2022 Annual Meeting will be the following items of business, which are more fully described in this proxy statement:

Agenda Item		Board Vote Recommendation

Tesla Proposals

1.

A Tesla proposal to elect two Class III directors to serve for a term of three years, subject to the approval of Proposal Two, or until their respective successors are duly elected and qualified (“Proposal One”).

“FOR”

2.	A Tesla proposal for adoption of amendments to certificate of incorporation to reduce director terms to two years (“Proposal Two”).	“FOR”

3.	A Tesla proposal for adoption of amendments to certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements (“Proposal Three”).	“FOR”

4.	A Tesla proposal for adoption of amendments to certification of incorporation to increase the number of authorized shares of common stock by 4,000,000,000 shares (“Proposal Four”).	“FOR”

5.	A Tesla proposal to ratify the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal Five”).	“FOR”

Stockholder Proposals

6.	A stockholder proposal regarding proxy access, if properly presented (“Proposal Six”).	“AGAINST”

7.	A stockholder proposal regarding annual reporting on anti-harassment and discrimination efforts, if properly presented (“Proposal Seven”).	“AGAINST”

8.	A stockholder proposal regarding annual reporting on board diversity, if properly presented (“Proposal Eight”).	“AGAINST”

9.	A stockholder proposal regarding reporting on employee arbitration, if properly presented (“Proposal Nine”).	“AGAINST”

10.	A stockholder proposal regarding reporting on lobbying, if properly presented (“Proposal Ten”).	“AGAINST”

11.	A stockholder proposal regarding adoption of a freedom of association and collective bargaining policy, if properly presented (“Proposal Eleven”).	“AGAINST”

12.	A stockholder proposal regarding additional reporting on child labor, if properly presented (“Proposal Twelve”).	“AGAINST”

13.	A stockholder proposal regarding additional reporting on water risk, if properly presented (“Proposal Thirteen”).	“AGAINST”

All stockholders as of close of business on June 6, 2022 are cordially invited to attend the 2022 Annual Meeting virtually via the Internet at www.meetnow.global/MJKP2QF. We will also accommodate a limited number of stockholders in person at Gigafactory Texas.

We are providing our proxy materials to our stockholders over the Internet. This reduces our environmental impact and our costs while ensuring our stockholders have timely access to this important information. Accordingly, stockholders of record at the close of business on June 6, 2022 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) with details on accessing these materials. Beneficial owners of Tesla common stock at the close of business on June 6, 2022 will receive separate notices on behalf of their brokers, banks or other intermediaries through which they hold shares.

Your vote is very important. Whether or not you plan to attend the 2022 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2022 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability or the notice you receive from your broker, bank or other intermediary.

Thank you for your ongoing support of Tesla.

Elon Musk	Robyn Denholm

Although we currently intend to hold the 2022 Annual Meeting on August 4, 2022 both virtually via the Internet and in person for a limited number of stockholders, we will continue to monitor public health and travel safety protocols required or recommended by federal, state and local governments. If necessary or advisable to protect our personnel and stockholders, we will change the date, time, location and/or format of the 2022 Annual Meeting and/or require specific attendance conditions or procedures. If we do so, we will publicly announce any such changes in advance, such as through a press release and/or a filing with the Securities and Exchange Commission.

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

Page
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 4, 2022	1
Questions and Answers About the 2022 Annual Meeting and Procedural Matters	1
Proposal One — Tesla Proposal for Election of Directors	10
General	10
Nominees for Class III Directors	10
Information Regarding the Board and Director Nominees	11
Proposal Two — Tesla Proposal for Adoption of Amendments to Certificate of Incorporation to Reduce Director Terms to Two Years	14
General	14
Summary of the Proposed Amendment	14
Reasons for the Proposed Amendment	15
Proposal Three — Tesla Proposal for Adoption of Amendments to Certificate of Incorporation and Bylaws to Eliminate Applicable Supermajority Voting Requirements	16
General	16
Summary of the Proposed Amendments	16
Reasons for the Proposed Amendments	17
Proposal Four — Tesla Proposal for Adoption of Amendments to Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	18
General	18
Summary of the Proposed Amendment	18
Reasons for the Proposed Amendment	18
Proposal Five — Tesla Proposal for Ratification of Appointment of Independent Registered Public Accounting Firm	20
General	20
Principal Accounting Fees and Services	20
Pre-Approval of Audit and Non-Audit Services	20
Proposal Six — Stockholder Proposal Regarding Proxy Access	21
Stockholder Proposal and Supporting Statement	21
Opposing Statement of the Board	22
Proposal Seven — Stockholder Proposal Regarding Annual Reporting on Anti-Harassment and Discrimination Efforts	24
Stockholder Proposal and Supporting Statement	24
Opposing Statement of the Board	24
Proposal Eight— Stockholder Proposal Regarding Annual Reporting on Board Diversity	26
Stockholder Proposal and Supporting Statement	26
Opposing Statement of the Board	27
Proposal Nine — Stockholder Proposal Regarding Reporting on Employee Arbitration	28
Stockholder Proposal and Supporting Statement	28
Opposing Statement of the Board	29
Proposal Ten — Stockholder Proposal Regarding Reporting on Lobbying	30
Stockholder Proposal and Supporting Statement	30
Opposing Statement of the Board	31
Proposal Eleven— Stockholder Proposal Regarding Adoption of a Freedom of Association and Collective Bargaining Policy	32
Stockholder Proposal and Supporting Statement	32
Opposing Statement of the Board	33
Proposal Twelve— Stockholder Proposal Regarding Additional Reporting on Child Labor	34
Stockholder Proposal and Supporting Statement	34
Opposing Statement of the Board	35
Proposal Thirteen— Stockholder Proposal Regarding Additional Reporting on Water Risk	36
Stockholder Proposal and Supporting Statement	36
Opposing Statement of the Board	37

i

ii

TESLA, INC.

1 Tesla Road

Austin, TX 78725

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 4, 2022

The proxy statement and annual report are available at www.envisionreports.com/TSLA.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of our annual meeting and our costs.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to you on or about June 23, 2022. Stockholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

Please refer to the question entitled “What is the difference between holding shares as a stockholder of record or as a beneficial owner?” below for important details regarding different forms of stock ownership.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL

MATTERS

Although we currently intend to hold the 2022 Annual Meeting on August 4, 2022 both virtually via the Internet and in person for a limited number of stockholders, we will continue to monitor public health and travel safety protocols required or recommended by federal, state and local governments. If necessary or advisable to protect our personnel and stockholders, we will change the date, time, location and/or format of the 2022 Annual Meeting and/or require specific attendance conditions or procedures. If we do so, we will publicly announce any such changes in advance, such as through a press release and/or a filing with the SEC.

Q:	Why am I receiving these proxy materials?
A:

The Board of Directors (the “Board”) of Tesla, Inc. (the “Company,” “Tesla,” “we,” “us” or “our”) has made available on the Internet or is providing to you in printed form these proxy materials. We do this in order to solicit voting proxies for use at Tesla’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), to be held Thursday, August 4, 2022, at 4:30 p.m. Central Time, and at any adjournment or postponement thereof. If you are a stockholder of record and you submit your proxy to us, you direct certain of our officers to vote your shares of Tesla common stock in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being made available or distributed to you on or about June 23, 2022. As a stockholder, you are invited to attend the 2022 Annual Meeting and we request that you vote on the proposals described in this proxy statement.

(* Please see also the notice at the top of this section.)

Q:	Can I attend the 2022 Annual Meeting?
A:

Tesla expects to accommodate a limited number of stockholders in person at the 2022 Annual Meeting due to capacity restrictions. To maximize fairness, Tesla will conduct a random drawing to determine stockholders’ eligibility to attend in person. If you were a stockholder of record or a beneficial owner on June 6, 2022 (the “Record Date”), you may apply for this drawing at www.tesla.com/2022shareholdermeeting. The drawing will be held strictly in accordance with the rules and terms described at such website, and we will be unable to make any exceptions.

In addition, you may attend the 2022 Annual Meeting virtually via the Internet at www.meetnow.global/MJKP2QF. The meeting will begin promptly at 4:30 p.m. Central Time. If you choose to attend the 2022 Annual Meeting virtually via the Internet, we encourage you to access the meeting prior to the start time leaving ample time for log-in.

(* Please see also the notice at the top of this section.)

Q:	Where is the 2022 Annual Meeting?
A:

The 2022 Annual Meeting will be held at Gigafactory Texas located at 1 Tesla Road, Austin, TX 78725 and virtually via the Internet at www.meetnow.global/MJKP2QF. Stockholders who are selected in the random drawing may request directions to the 2022 Annual Meeting in person by calling (512) 516-8177 or by contacting our investor relations at ir@tesla.com.

(* Please see also the notice at the top of this section.)

Q:	Will I be able to view the 2022 Annual Meeting via the Internet?
A:

Yes. You may attend the 2022 Annual Meeting virtually via the Internet at www.meetnow.global/MJKP2QF. We will also webcast the 2022 Annual Meeting live via the Internet at www.tesla.com/2022shareholdermeeting.

(* Please see also the notice at the top of this section.)

Q:	Who is entitled to vote at the 2022 Annual Meeting?
A:

You may vote your shares of Tesla common stock if you owned your shares at the close of business on the Record Date. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented. See the questions entitled “How can I vote my shares in person at the 2022 Annual Meeting?”, “How can I vote my shares virtually at the 2022 Annual Meeting?” and “How can I vote my shares without attending the 2022 Annual Meeting?” below for additional details.

As of the Record Date, holders of common stock were eligible to cast an aggregate of 1,036,390,569 votes at the 2022 Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?
A:

You are the “stockholder of record” of any shares that are registered directly in your name with Tesla’s transfer agent, Computershare Trust Company, N.A. A minority of our stockholders are stockholders of record. We have sent the Notice of Internet Availability directly to you if you are a stockholder of record. As a stockholder of record, you may grant your voting proxy directly to Tesla or to a third party or vote in person at the 2022 Annual Meeting as described more fully below.

You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf by a brokerage account or by a bank or another intermediary that is the stockholder of record for those shares. The vast majority of our stockholders are beneficial owners. If you are a beneficial owner, you did not receive a Notice of Internet Availability directly from Tesla, but your broker, bank or other intermediary forwarded you a notice together with voting instructions for directing that organization how to vote your shares. You may also attend the 2022 Annual Meeting in person (if you are eligible per our random drawing to attend in person), but because a beneficial owner is not a stockholder of record, you may not vote in person at the 2022 Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the 2022 Annual Meeting.

(* Please see also the notice at the top of this section.)

Q:	How can I vote my shares in person at the 2022 Annual Meeting?
A:

You may vote shares for which you are the stockholder of record in person at the 2022 Annual Meeting (if you are eligible per our random drawing to attend in person). You may vote shares for which you are the beneficial owner in person (if you are eligible per our random drawing to attend in person) at the 2022 Annual Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2022 Annual Meeting, and are eligible per our random drawing, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the 2022 Annual Meeting?” so that your vote will be counted even if you later decide not to attend the 2022 Annual Meeting.

(* Please see also the notice at the top of this section.)

Q:	How can I vote my shares virtually at the 2022 Annual Meeting?
A:	In order to join, submit questions and vote virtually via the Internet at the 2022 Annual Meeting, you will need a 15-digit secure “control number” unique to you, which you may obtain as follows.
•

If you are a “stockholder of record” with shares registered directly in your name with our transfer agent, Computershare Trust Company (a minority of Tesla stockholders), you can find the control number on the Notice of Internet Availability or paper proxy card that was sent to you.

•	If you are a beneficial owner of shares held in street name, you may:
o

Register in advance to obtain a control number. Please ask your broker, bank or organization for a “legal proxy” for the 2022 Annual Meeting and submit a copy of it from your e-mail address with “Legal Proxy” in the subject line to legalproxy@computershare.com or by mail to Computershare at Tesla, Inc. Legal Proxy, P.O. Box 43001, Providence, RI, 02940-3001. If your request is received no later than 4:00 p.m. Central Time on July 29, 2022, you will receive a confirmation e-mail with your control number; or

o

Use the control number received with your voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner voting control number. Please go to www.meetnow.global/MJKP2QF for more information on the available options and registration instructions.

Even if you plan to attend the 2022 Annual Meeting virtually via the Internet, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the 2022 Annual Meeting?” so that your vote will be counted even if you later decide not to attend the 2022 Annual Meeting.

(* Please see also the notice at the top of this section.)

Q:	How can I vote my shares without attending the 2022 Annual Meeting?
A:	Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the 2022 Annual Meeting by the following means:

By Internet—Stockholders of record with Internet access may submit proxies by following the voting instructions on the Notice of Internet Availability until 1:00 a.m., Central time on August 4, 2022. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for Internet voting availability.

By telephone—Stockholders of record who live in the United States (or its territories) or Canada may request a paper proxy card from Tesla by following the procedures in the Notice of Internet Availability, and submit proxies by following the applicable “Phone” instructions on the proxy card. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for telephone voting availability.

By mail—Stockholders of record may request a paper proxy card from Tesla by following the procedures in the Notice of Internet Availability. If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by completing, signing and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope.

Q:	How many shares must be present or represented to conduct business at the 2022 Annual Meeting?
A:

The stockholders of record of a majority of the shares entitled to vote at the 2022 Annual Meeting must either (1) be present in person or virtually via the Internet at the 2022 Annual Meeting or (2) have properly submitted a proxy in order to constitute a quorum at the 2022 Annual Meeting.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present, and therefore are included for the purposes of determining whether a quorum is present at the 2022 Annual Meeting. A broker “non-vote” occurs when an organization that is the stockholder of record that holds shares for a beneficial owner, and which is otherwise counted as present or represented by proxy, does not vote on a particular proposal because that organization does not have discretionary voting power under applicable regulations to vote on that item and has not received specific voting instructions from the beneficial owner.

Q:	What proposals will be voted on at the 2022 Annual Meeting?
A:	The proposals scheduled to be voted on at the 2022 Annual Meeting are:

Tesla Proposals

•

A Tesla proposal to elect two Class III directors listed in this proxy statement to serve for a term of three years, subject to the approval of Proposal Two, or until their respective successors are duly elected and qualified (Proposal One);

•	A Tesla proposal for adoption of amendments to certificate of incorporation to reduce director terms to two years (Proposal Two);
•	A Tesla proposal for adoption of amendments to certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements (Proposal Three);
•	A Tesla proposal for adoption of amendments to certification of incorporation to increase the number of authorized shares of common stock by 4,000,000,000 shares (Proposal Four);
•	A Tesla proposal to ratify the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Five);

Stockholder Proposals

•	A stockholder proposal regarding proxy access, if properly presented (Proposal Six);
•	A stockholder proposal regarding annual reporting on anti-harassment and discrimination efforts, if properly presented (Proposal Seven);
•	A stockholder proposal regarding annual reporting on board diversity, if properly presented (Proposal Eight);
•	A stockholder proposal regarding reporting on employee arbitration, if properly presented (Proposal Nine);
•	A stockholder proposal reporting on lobbying, if properly presented (Proposal Ten);
•	A stockholder proposal regarding adoption of a freedom of association and collective bargaining policy, if properly presented (Proposal Eleven);
•	A stockholder proposal regarding additional reporting on child labor, if properly presented (Proposal Twelve); and
•	A stockholder proposal regarding additional reporting on water risk, if properly presented (Proposal Thirteen).

Q:	What is the voting requirement to approve each of the proposals?
A:

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal One—Tesla proposal to elect two Class III directors	Majority of the shares present in person or represented by proxy and entitled to vote on the election of directors	No
Proposal Two— Tesla proposal for adoption of amendments to certificate of incorporation to reduce director terms to two years	66 2/3% or greater of the total outstanding shares entitled to vote	No
Proposal Three— Tesla proposal for adoption of amendments to certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements	66 2/3% or greater of the total outstanding shares entitled to vote	No
Proposal Four— Tesla proposal for adoption of amendments to certification of incorporation to increase the number of authorized shares of common stock by 4,000,000,000 shares	Majority of the total outstanding shares entitled to vote	Yes
Proposal Five—Tesla proposal to ratify the appointment of independent registered public accounting firm	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	Yes
Proposal Six—Stockholder proposal regarding proxy access, if properly presented	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	No
Proposal Seven—Stockholder proposal regarding annual reporting on anti-harassment and discrimination efforts, if properly presented	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	No
Proposal Eight—Stockholder proposal annual reporting on board diversity, if properly presented	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	No
Proposal Nine— Stockholder proposal regarding reporting on employee arbitration, if properly presented	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	No
Proposal Ten— Stockholder proposal regarding reporting on lobbying, if properly presented	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	No
Proposal Eleven— Stockholder proposal regarding adoption of a freedom of association and collective bargaining policy, if properly presented	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	No
Proposal Twelve— Stockholder proposal regarding additional reporting on child labor, if properly presented	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	No
Proposal Thirteen— Stockholder proposal regarding additional reporting on water risk, if properly presented	Majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	No

Q:	How are votes counted?
A:

All shares entitled to vote and that are voted in person at the 2022 Annual Meeting will be counted, and all shares represented by properly executed and unrevoked proxies received prior to the 2022 Annual Meeting will be voted at the 2022 Annual Meeting as indicated in such proxies. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for election as director (Proposal One), and on each of Proposals Two, Three, Four, Five, Six, Seven, Eight, Nine, Ten, Eleven, Twelve and Thirteen.

With respect to the election of directors, Tesla’s bylaws provide that in an uncontested election, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to elect a director. Abstentions with respect to any director nominee (Proposal One) or any of Proposals Two, Three, Four, Five, Six, Seven, Eight, Nine, Ten, Eleven, Twelve and Thirteen will have the same effect as a vote against such nominee or Proposal. Consequently, each director nominee will be elected, and each of Proposals Five, Six, Seven, Eight, Nine, Ten, Eleven, Twelve and Thirteen will be approved or ratified, as applicable, only if the number of shares voted “FOR” such nominee or Proposal exceeds the total number of shares voted “AGAINST” or to “ABSTAIN” with respect to such nominee or Proposal.

With respect to each of Proposals Two and Three, the affirmative vote of at least 66 2/3% of the total outstanding shares entitled to vote, regardless of whether such shares are present in person or represented by proxy at the 2022 Annual Meeting, is required to approve such Proposal, and with respect to Proposal Four, the affirmative vote of at least a majority of the total outstanding shares entitled to vote, regardless of whether such shares are present in person or represented by proxy at the 2022 Annual Meeting, is required to approve such Proposal. Your failure to vote or your abstention with respect to any of Proposals Two, Three and Four will have the same effect as a vote against such Proposal.

Q:	What is the effect of not casting a vote or if I submit a proxy but do not specify how my shares are to be voted?
A:

If you are a stockholder of record and you do not vote by proxy card, by telephone or via the Internet before the 2022 Annual Meeting, or in person or virtually via the Internet at the 2022 Annual Meeting, your shares will not be voted at the 2022 Annual Meeting. If you submit a proxy, but you do not provide voting instructions, your shares will be voted in accordance with the recommendation of the Board (or, if there is no recommendation of the Board on a Proposal, your shares will not be voted on such Proposal).

If you are a beneficial owner and you do not provide the organization that is the stockholder of record for your shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters, such as Proposals Four and Five, but do not have discretion to vote on non-routine matters such as Proposals One, Two, Three, Six, Seven, Eight, Nine, Ten, Eleven, Twelve or Thirteen. Therefore, if you do not provide voting instructions to that organization, it may vote your shares only on Proposals Four and Five and any other routine matters properly presented for a vote at the 2022 Annual Meeting.

Q:	What is the effect of a broker “non-vote”?
A:

An organization that holds shares of Tesla’s common stock for a beneficial owner will have the discretion to vote on routine proposals if it has not received voting instructions from the beneficial owner at least ten days prior to the 2022 Annual Meeting. A broker “non-vote” occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the shares. A broker “non-vote” will be counted for purposes of calculating whether a quorum is present at the 2022 Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal as to which that broker “non-vote” occurs. Thus, a broker “non-vote” will not impact our ability to obtain a quorum for the 2022 Annual Meeting and will not otherwise affect the approval by a majority of the votes present in person or represented by proxy and entitled to vote of any of the Proposals.

Q:	How does the Board recommend that I vote?
A:	The Board recommends that you vote your shares:
•	“FOR” the two nominees for election as Class III directors (Proposal One);
•	“FOR” the adoption of amendments to certificate of incorporation to reduce director terms to two years (Proposal Two);
•	“FOR” the adoption of amendments to certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements (Proposal Three);
•	“FOR” the adoption of amendments to certificate of incorporation to increase the number of authorized shares of common stock by 4,000,000,000 shares (Proposal Four);
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Five);
•	“AGAINST” the approval of the stockholder proposal regarding proxy access (Proposal Six);

•	“AGAINST” the approval of the stockholder proposal regarding annual reporting on anti-harassment and discrimination efforts (Proposal Seven);
•	“AGAINST” the approval of the stockholder proposal regarding annual reporting on board diversity (Proposal Eight);
•	“AGAINST” the approval of the stockholder proposal regarding reporting on employee arbitration (Proposal Nine);
•	“AGAINST” the approval of the stockholder proposal regarding reporting on lobbying (Proposal Ten);
•	“AGAINST” the approval of the stockholder proposal regarding adoption of a freedom of association and collective bargaining policy (Proposal Eleven);
•	“AGAINST” the approval of the stockholder proposal regarding additional reporting on child labor (Proposal Twelve); and
•	“AGAINST” the approval of the stockholder proposal regarding additional reporting on water risk (Proposal Thirteen).
Q:	What happens if additional matters are presented at the 2022 Annual Meeting?
A:

If any other matters are properly presented for consideration at the 2022 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2022 Annual Meeting to another time or place, the persons named as proxy holders, Elon Musk and Zachary Kirkhorn, or either of them, will have discretion to vote the proxies held by them on those matters in accordance with their best judgment. Tesla does not currently anticipate that any other matters will be raised at the 2022 Annual Meeting.

Q:	Can I change my vote?
A:

If you are a stockholder of record, you may change your vote (1) by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “How can I vote my shares without attending the 2022 Annual Meeting?,” (2) by providing a written notice of revocation to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, with a copy sent by e-mail to shareholdermail@tesla.com, prior to your shares being voted, or (3) by attending the 2022 Annual Meeting and voting in person or virtually via the Internet, which will supersede any proxy previously submitted by you. However, merely attending the meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a “legal proxy” from the organization that holds your shares giving you the right to vote your shares, by attending the 2022 Annual Meeting and voting in person. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

(* Please see also the notice at the top of this section.)

Q:	What should I do if I receive more than one Notice of Internet Availability, notice from my broker, bank or other intermediary, or set of proxy materials?
A:

You may receive more than one Notice of Internet Availability, notice from your broker, bank or other intermediary, or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Tesla proxy card or voting instruction card that you receive, and/or follow the voting instructions on each Notice of Internet Availability or other notice you receive, to ensure that all your shares are voted.

Q:	Is my vote confidential?
A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Tesla or to third parties, except: (1) as necessary for applicable legal requirements, (2) to allow for the tabulation and certification of the votes and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Tesla management.

Q:	Who will serve as inspector of election?
A:	The inspector of election will be Computershare Trust Company, N.A.
Q:	Where can I find the voting results of the 2022 Annual Meeting?
A:

We will publish final voting results in our Current Report on Form 8-K, which will be filed with the SEC and made available on its website at www.sec.gov within four (4) business days of the 2022 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2022 Annual Meeting?
A:

Tesla will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.

For inclusion in Tesla’s proxy materials—Stockholders may present proper proposals for inclusion in Tesla’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing in a timely manner to:

Tesla, Inc.
1 Tesla Road
Austin, Texas 78725
Attention: Legal Department

with a copy sent by e-mail to shareholdermail@tesla.com.

Any correspondence that is not addressed precisely in accordance with the foregoing, including any correspondence directed to a specific individual, may not be received timely or at all, and we strongly recommend that you also send such correspondence by e-mail and verify that you receive a confirmation of receipt from Tesla.

In order to be included in the proxy statement for the 2023 annual meeting of stockholders, stockholder proposals must be received in accordance with the above instructions no later than the 120th day preceding the one-year anniversary on the date on which this proxy statement is released to the Company’s stockholders, or February 23, 2023, provided that if the date of the 2023 annual meeting of stockholders is more than 30 days from the one-year anniversary of the 2022 Annual Meeting, the deadline will instead be a reasonable time before we begin to print and send our proxy materials for the 2023 annual meeting of stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought at annual meeting—In addition, you can find in Tesla’s bylaws an advance notice procedure for stockholders who wish to present certain matters, including nominations for the election of directors, at an annual meeting of stockholders without inclusion in Tesla’s proxy materials.

In general, Tesla’s bylaws provide that the Board will determine the business to be conducted at an annual meeting, including nominations for the election of directors, as specified in the Board’s notice of meeting or as properly brought at the meeting by the Board. However, a stockholder may also present at an annual meeting any business, including nominations for the election of directors, specified in a written notice properly delivered within the Notice Period (as defined below), if the stockholder held shares at the time of the notice and the record date for the meeting. Such notice should be delivered to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, with a copy sent by e-mail to shareholdermail@tesla.com. The notice must contain specified information about the proposed business or nominees and about the proponent stockholder. If a stockholder who has delivered such a notice does not appear to present his or her proposal at the meeting, Tesla will not be required to present the proposal for a vote.

The “Notice Period” is the period not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which Tesla mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2023 annual meeting of stockholders will start on April 9, 2023 and end on May 9, 2023. However, if the date of the 2023 annual meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the 2022 Annual Meeting, the Notice Period will instead start 120 days prior to the 2023 annual meeting of stockholders and end on the later of (i) 90 days prior to such meeting or (ii) the 10th day following our first public announcement of the date of the 2023 annual meeting of stockholders.

This is only a summary of the advance notice procedure. Complete details regarding all requirements that must be met are found in our bylaws. You can obtain a copy of the relevant bylaw provisions by writing to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, or to shareholdermail@tesla.com via e-mail, or by accessing Tesla’s filings on the SEC’s website at www.sec.gov.

All notices of proposals by stockholders, whether or not requested for inclusion in Tesla’s proxy materials, must be addressed precisely as prescribed in this section to be received timely or at all. We strongly recommend that you also send such correspondence by e-mail and verify that you receive a confirmation of receipt from Tesla.

Q:	How may I obtain a separate copy of the Notice of Internet Availability or the proxy materials?
A:

If you are a stockholder of record and share an address with another stockholder of record, each stockholder may not receive a separate copy of the Notice of Internet Availability or proxy materials. Stockholders may request to receive separate or additional copies of the Notice of Internet Availability or proxy materials by calling our Investor Relations department at (512) 516-8177 or by writing to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Investor Relations, or to ir@tesla.com. Upon such written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability or proxy materials can also request to receive a single copy by following the instructions above.

Q:	Who can help answer my questions?
A:	Please contact our Investor Relations department by calling (512) 516-8177 or by writing to Tesla, Inc., 1 Tesla Road, Austin, TX 78725, Attention: Investor Relations, or to ir@tesla.com via email.

MANAGEMENT PROPOSALS

PROPOSAL ONE

TESLA PROPOSAL FOR ELECTION OF DIRECTORS

General

Tesla’s Board currently consists of eight members who are divided into three classes with staggered three-year terms. Our bylaws permit the Board to establish by resolution the authorized number of directors, and eight directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. However, if our stockholders approve Proposal Two at the 2022 Annual Meeting, the Board will thereafter be divided into two classes with staggered two-year terms, with directors distributed as equally between them as is possible. See “Proposal Two—Tesla Proposal for Adoption of Amendments to Certificate of Incorporation to Reduce Director Terms to Two Years” below for additional detail.

In June 2022, Lawrence J. Ellison, a Class III director, determined collectively with the Nominating and Corporate Governance Committee and the Board that he will not stand for re-election to the Board when his current term ends at the 2022 Annual Meeting. The Board currently expects to reduce the number of Board seats to seven upon the expiration of Mr. Ellison’s term at the 2022 Annual Meeting, and therefore votes or proxies may not be submitted for the election of more than two board seats. The Board and the Nominating and Corporate Governance Committee will continue to frequently evaluate the optimal size and composition of the Board to allow it to operate nimbly and efficiently, while maintaining new ideas, expertise and experience among its membership.

Nominees for Class III Directors

Two candidates have been nominated for election as Class III directors at the 2022 Annual Meeting for a three-year term expiring in 2025, provided that if our stockholders approve Proposal Two, each such candidate following re-election will become a Class II director having a two-year term expiring in 2024. See “Proposal Two—Tesla Proposal for Adoption of Amendments to Certificate of Incorporation to Reduce Director Terms to Two Years” for more detail on the composition of the Board classes as approved by the Board if Proposal Two is approved.

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Ira Ehrenpreis and Kathleen Wilson-Thompson for re-election as Class III directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating and Corporate Governance Committee to the conclusion that he or she should continue to serve as a director follows each of the director and nominee biographies.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Mr. Ehrenpreis and Ms. Wilson-Thompson. Each of Mr. Ehrenpreis and Ms. Wilson-Thompson has accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2022 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill such vacancy. As discussed above, Lawrence J. Ellison will not stand for re-election at the 2022 Annual Meeting. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other intermediary, that organization will leave your shares unvoted on this matter.

The Board recommends a vote FOR the Tesla proposal for the election of Ira Ehrenpreis and Kathleen Wilson-Thompson.

Information Regarding the Board and Director Nominees

Background and Qualifications

The names of the members of the Board and Tesla’s proposed director nominees, their respective ages, their positions with Tesla and other biographical information as of June 23, 2022, are set forth below. Except for Messrs. Elon Musk, our Chief Executive Officer and a director, and Kimbal Musk, a director, who are brothers, there are no other family relationships among any of our directors or executive officers.

Name	Age	Chair of the Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Disclosure Controls Committee
Elon Musk	50
Robyn Denholm	58	X	X	X	X	X
Ira Ehrenpreis	53			X	X
Lawrence J. Ellison(1)	77
Hiromichi Mizuno	56		X
James Murdoch	49		X		X	X
Kimbal Musk	49
Kathleen Wilson-Thompson	64			X	X	X

(1)	Mr. Ellison will not stand for re-election when his current term expires at the 2022 annual meeting of stockholders.

Elon Musk is the Technoking of Tesla and has served as our Chief Executive Officer since October 2008 and as a member of the Board since April 2004. Mr. Musk has also served as Chief Executive Officer, Chief Technology Officer and Chairman of Space Exploration Technologies Corporation, an advanced rocket and spacecraft manufacturing and services company (“SpaceX”), since May 2002, and served as Chairman of the Board of SolarCity Corporation, a solar installation company (“SolarCity”), from July 2006 until its acquisition by us in November 2016. Mr. Musk is also a founder of The Boring Company, an infrastructure company, and of Neuralink Corp., a company focused on developing brain-machine interfaces. Prior to SpaceX, Mr. Musk co-founded PayPal, an electronic payment system, which was acquired by eBay in October 2002, and Zip2 Corporation, a provider of Internet enterprise software and services, which was acquired by Compaq in March 1999. Mr. Musk has also served on the board of directors of Endeavor Group Holdings, Inc. since April 2021. Mr. Musk holds a B.A. in physics from the University of Pennsylvania and a B.S. in business from the Wharton School of the University of Pennsylvania.

We believe that Mr. Musk possesses specific attributes that qualify him to serve as a member of the Board, including the perspective and experience he brings as our Chief Executive Officer, one of our founders and our largest stockholder, which brings historic knowledge, operational expertise and continuity to the Board.

Robyn Denholm has been a member of the Board since August 2014 and its Chair since November 2018. Since January 2021, Ms. Denholm has been an operating partner of Blackbird Ventures, a venture capital firm. From January 2017 through June 2019, Ms. Denholm was with Telstra Corporation Limited, a telecommunications company (“Telstra”), where she served as Chief Financial Officer and Head of Strategy from October 2018 through June 2019, and Chief Operations Officer from January 2017 to October 2018. Prior to Telstra, from August 2007 to July 2016, Ms. Denholm was with Juniper Networks, Inc., a manufacturer of networking equipment, serving in executive roles including Executive Vice President, Chief Financial Officer and Chief Operations Officer. Prior to joining Juniper Networks, Ms. Denholm served in various executive roles at Sun Microsystems, Inc. from January 1996 to August 2007. Ms. Denholm also served at Toyota Motor Corporation Australia for seven years and at Arthur Andersen & Company for five years in various finance assignments. Ms. Denholm previously served as a director of ABB Ltd. from 2016 to 2017. Ms. Denholm is a Fellow of the Institute of Chartered Accountants of Australia/New Zealand, a member of the Australian Institute of Company Directors, and holds a Bachelor’s degree in Economics from the University of Sydney, and a Master’s degree in Commerce and a Doctor of Business Administration (honoris causa) from the University of New South Wales.

We believe that Ms. Denholm possesses specific attributes that qualify her to serve as a member of the Board and as its Chair as well as the chair of each of our Audit Committee and Disclosure Controls Committee, such as her executive leadership experience and her financial and accounting expertise with international companies, including in the technology and automotive industries.

Ira Ehrenpreis has been a member of the Board since May 2007. Mr. Ehrenpreis has been a venture capitalist since 1996. He is founder and managing member of DBL Partners, a leading impact investing venture capital firm formed in 2015, and previously led the Energy Innovation practice at Technology Partners. In the venture capital industry, Mr. Ehrenpreis has served on the board, Executive Committee, and as Annual Meeting Chairman of the National Venture Capital Association (NVCA). Mr. Ehrenpreis

currently serves as the President of the Western Association of Venture Capitalists (WAVC) and as the Chairman of the VCNetwork, the largest and most active California venture capital organization. In the cleantech sector, he has served on several industry boards, including the American Council on Renewable Energy and the Cleantech Venture Network (Past Chairman of Advisory Board), as the Chairman of the Clean-Tech Investor Summit for nine years, and on the Stanford Precourt Institute for Energy (PIE) Advisory Council. Mr. Ehrenpreis also serves as Chairman of the World Energy Innovation Forum. Mr. Ehrenpreis was awarded the 2018 NACD Directorship 100 for his influential leadership in the boardroom and corporate governance community. Mr. Ehrenpreis holds a B.A. from the University of California, Los Angeles and a J.D. and M.B.A. from Stanford University.

We believe that Mr. Ehrenpreis possesses specific attributes that qualify him to serve as a member of the Board and to serve as chair of each of our Nominating and Corporate Governance Committee and our Compensation Committee, including his experience in the cleantech and venture capital industries.

Lawrence J. Ellison has been a member of the Board since December 2018. Mr. Ellison is the founder of Oracle Corporation, a software and technology company, has served as its Chief Technical Officer since September 2014 and previously served as its Chief Executive Officer from June 1977 to September 2014. Mr. Ellison has also served on Oracle’s board of directors since June 1977, including as its Chairman since September 2014 and previously from May 1995 to January 2004.

We believe that Mr. Ellison possesses specific attributes that qualify him to serve as a member of the Board, including his long-term leadership of one of the most successful technology companies in the world and experience with technology product development and strategy.

Mr. Ellison will not stand for re-election when his current term expires at Tesla’s 2022 annual meeting of stockholders.

Hiromichi Mizuno has been a member of the Board since April 2020. Since January 2021, Mr. Mizuno has served as the United Nations Special Envoy on Innovative Finance and Sustainable Investments. Mr. Mizuno has also served as the representative partner and Chief Executive Officer of Good Steward Partners, LLC, a consulting firm, since March 2021. From January 2015 to March 2020, Mr. Mizuno was Executive Managing Director and Chief Investment Officer of Japan’s Government Pension Investment Fund, the largest pension fund in the world. Previously, Mr. Mizuno was a partner at Coller Capital, a private equity firm, from 2003. In addition to being a career-long finance and investment professional, Mr. Mizuno has served as a board member of numerous business, government and other organizations, currently including the Mission Committee of Danone S.A., a global food products company, and the World Economic Forum’s Global Future Council. Mr. Mizuno is also involved in academia and thought leadership, having been named to leadership or advisory roles at Harvard University, University of Cambridge, Northwestern University and the Milken Institute. Mr. Mizuno holds a B.A. in Law from Osaka City University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

We believe that Mr. Mizuno possesses specific attributes that qualify him to serve as a member of the Board, including his deep understanding of international economics, financial markets and government policies.

James Murdoch has been a member of the Board since July 2017. Mr. Murdoch has been the Chief Executive Officer of Lupa Systems, a private investment company that he founded, since March 2019. Previously, Mr. Murdoch held a number of leadership roles at Twenty-First Century Fox, Inc., a media company (“21CF”), over two decades, including its Chief Executive Officer from 2015 to March 2019, its Co-Chief Operating Officer from 2014 to 2015, its Deputy Chief Operating Officer and Chairman and Chief Executive Officer, International from 2011 to 2014 and its Chairman and Chief Executive, Europe and Asia from 2007 to 2011. Previously, he served as the Chief Executive Officer of Sky plc from 2003 to 2007, and as the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of 21CF, from 2000 to 2003. Mr. Murdoch also formerly served on the boards of News Corporation from 2013 to 2020, of 21CF from 2007 to 2019 and of Sky plc from 2003 to 2018.

We believe that Mr. Murdoch possesses specific attributes that qualify him to serve as a member of the Board, including his lengthy executive and board experience across numerous companies, extensive knowledge of international markets and strategies and experience with the adoption of new technologies.

Kimbal Musk has been a member of the Board since April 2004. Mr. Musk is co-founder and Executive Chairman of The Kitchen Restaurant Group, a growing family of businesses with the goal of providing all Americans with access to real food that was founded in 2004. In 2010, Mr. Musk became the Executive Director of Big Green (formerly The Kitchen Community), a non-profit organization that creates learning gardens in schools across the United States. Mr. Musk also co-founded Square Roots, an urban farming incubator program, in 2016, and serves as its Chairman. Previously, Mr. Musk was a co-founder of Zip2 Corporation, a provider of enterprise software and services, which was acquired by Compaq in March 1999. Mr. Musk was a director of SpaceX from 2002 until January 2022, and a director of Chipotle Mexican Grill, Inc. from 2013 to 2019. Mr. Musk holds a B. Comm. in Business from Queen’s University and is a graduate of The French Culinary Institute in New York City.

We believe that Mr. Musk possesses specific attributes that qualify him to serve as a member of the Board, including his business experience in retail and consumer markets, his experience on the Board and his experience with technology companies.

Kathleen Wilson-Thompson has been a member of the Board since December 2018. Ms. Wilson-Thompson served as Executive Vice President and Global Chief Human Resources Officer of Walgreens Boots Alliance, Inc., a global pharmacy and wellbeing company, from December 2014 until her retirement in January 2021, and previously served as Senior Vice President and Chief Human Resources Officer from January 2010 to December 2014. Prior to Walgreens, Ms. Wilson-Thompson held various legal and operational roles at The Kellogg Company, a food manufacturing company, from July 2005 to December 2009, including most recently as its Senior Vice President, Global Human Resources. Ms. Wilson-Thompson has served on the board of directors of Wolverine World Wide, Inc. since May 2021 and McKesson Corporation since January 2022. She previously served on the board of directors of Ashland Global Holdings Inc. from 2017 to 2020 and on the board of directors of Vulcan Materials Company from 2009 to 2018. Ms. Wilson-Thompson holds an A.B. in English Literature from the University of Michigan and a J.D. and L.L.M. (Corporate and Finance Law) from Wayne State University.

We believe that Ms. Wilson-Thompson possesses specific attributes that qualify her to serve as a member of the Board, including her executive and board experience with both consumer-focused and industrial companies, as well as her expertise in managing human resources and other operations at mature companies with large workforces.

Additional Information

On October 16, 2018, the U.S. District Court for the Southern District of New York entered a final judgment approving the terms of a settlement filed with the court on September 29, 2018, in connection with the actions taken by the SEC relating to Elon Musk’s August 7, 2018 Twitter post that he was considering taking Tesla private. On April 26, 2019, this settlement was amended to clarify certain of its terms, which was subsequently approved by the Court. Mr. Musk did not admit or deny any of the SEC’s allegations, and there is no restriction on Mr. Musk’s ability to serve as an officer or director on the Board (other than as its Chair for a specified time).

See “Corporate Governance” and “Executive Compensation—Compensation of Directors” below for additional information regarding the Board.

PROPOSAL TWO

TESLA PROPOSAL FOR ADOPTION OF AMENDMENTS TO CERTIFICATE OF INCORPORATION TO REDUCE DIRECTOR TERMS TO TWO YEARS

General

We are submitting to our stockholders a vote to adopt the inclusion of certain provisions in a proposed amendment and restatement (the “Amended Certificate”) of our current certificate of incorporation to reduce the number of classes into which the Board is divided from three to two, resulting in each director’s term being reduced from three years to two years (the “Director Term Amendment”).

The Board has approved the Director Term Amendment subject to its adoption by our stockholders. Accordingly, upon the approval of this Proposal by our stockholders, we will file the Amended Certificate including the Director Term Amendment with the Secretary of State of the State of Delaware as soon as practicable following the 2022 Annual Meeting, at which time the Amended Certificate will become effective. In addition, if our stockholders also approve Proposal Three relating to amendments of our governing documents to eliminate applicable supermajority voting requirements and Proposal Four relating to an amendment of our certification of incorporation to increase the number of authorized shares of common stock by 4,000,000,000 shares, the Amended Certificate we file will also include such applicable amendments. Finally, if our stockholders approve any or all of this Proposal, Proposal Three and Proposal Four, the Amended Certificate we file will also incorporate a prior certificate of amendment, effective February 1, 2017, to our certificate of incorporation to reflect the change of our corporate name from “Tesla Motors, Inc.” to “Tesla, Inc.,” which did not and does not require adoption by our stockholders. See “Proposal Three —Tesla Proposal for Adoption of Amendments to Certificate of Incorporation and Bylaws to Eliminate Applicable Supermajority Voting Requirements” and “Proposal Four —Tesla Proposal for Adoption of Amendments to Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock” below for more information.

Summary of the Proposed Amendment

The following is a summary of the proposed Director Term Amendment, and is qualified in its entirety by reference to the full text of the Amended Certificate as set forth in Appendix A, specifically Section 5.2 thereof (with additions shown as underlined and deletions shown as struck through).

The Director Term Amendment that is proposed to be included in the Amended Certificate provides for the reduction of the classes of the Board from three to two, comprised of Class I and Class II, with: (i) directors divided between them as nearly equal in size as is practicable by the Board (including following future increases or decreases in the number of directorships); (ii) the terms of the initial Class I directors expiring at the 2023 annual meeting of stockholders and thereafter at each second annual meeting of stockholders next succeeding the most recent election at which directors of such class were elected; and (iii) the terms of the initial Class II directors expiring at the 2024 annual meeting of stockholders and thereafter at each second annual meeting of stockholders next succeeding the most recent election at which directors of such class were elected. Consequently, if the Director Term Amendment is approved, each director’s term will be reduced from three years to two years, subject to any increase to a director’s term resulting from a re-assignment of Board classes in order to maintain classes as nearly equal in size as is practicable.

The Board has approved the following assignments of our directors to the two classes of the Board, contingent upon the adoption of the Director Term Amendment by our stockholders:

Name	Class (Next Term Expiration following 2022 Annual Meeting) if Amendment is Approved (1)	Class (Next Term Expiration following 2022 Annual Meeting) if Amendment is Not Approved (2)
Elon Musk	I (2023)	I (2023)
Robyn Denholm	I (2023)	I (2023)
Ira Ehrenpreis	II (2024)	III (2025)
Lawrence J. Ellison(3)	-	-
Hiromichi Mizuno	I (2023)	I (2023)
James Murdoch	II (2024)	II (2024)
Kimbal Musk	I (2023)	II (2024)
Kathleen Wilson-Thompson	II (2024)	III (2025)

(1)

Reflects the Board classes as approved by the Board and the next applicable term expirations following the 2022 Annual Meeting, assuming adoption of the Director Term Amendment and re-election at the 2022 Annual Meeting (if applicable).

(2)

Reflects the current Board classes and the next applicable term expirations following the 2022 Annual Meeting, if the Amended Certificate is not adopted and assuming re-election at the 2022 Annual Meeting (if applicable).

(3)	Will not stand for re-election at the 2022 Annual Meeting.

Reasons for the Proposed Amendment

Please see “Proposal Three—Tesla Proposal for Approval and Adoption of Amendments to Certificate of Incorporation and Bylaws to Eliminate Applicable Supermajority Voting Requirements—Reasons for the Proposed Amendments” below for the Board’s reasons for recommending that our stockholders approve both this Proposal and Proposal Three.

The Board recommends a vote FOR the Tesla proposal for the approval of an amendment to our certificate of incorporation to reduce director terms to two years.

PROPOSAL THREE

TESLA PROPOSAL FOR ADOPTION OF AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE APPLICABLE SUPERMAJORITY VOTING REQUIREMENTS

General

We are submitting to our stockholders a vote to adopt at the 2022 Annual Meeting each of the following:

•

The inclusion of certain provisions in the proposed Amended Certificate to eliminate the current requirements that certain categories of changes to our certificate of incorporation be approved by the affirmative vote of at least 66 2/3% of the total voting power of all outstanding shares of Tesla common stock (the “Supermajority Amendment”); and

•

An amendment and restatement (the “Amended Bylaws”) of our current bylaws to eliminate the current requirements therein that certain categories of changes to our bylaws be approved by the affirmative vote of at least 66 2/3% of the total voting power of all outstanding shares of Tesla common stock.

The Board has approved the Supermajority Amendment subject to its adoption by our stockholders, and has approved the submission of the Amended Bylaws to our stockholders for their adoption.

If our stockholders approve this Proposal: (i) we will file the Amended Certificate including the Supermajority Amendment with the Secretary of State of the State of Delaware as soon as practicable following the 2022 Annual Meeting, at which time the Amended Certificate will become effective, and (ii) the Amended Bylaws will be adopted by our stockholders and become immediately effective. In addition, if our stockholders also approve Proposal Two relating to an amendment of our certificate of incorporation to reduce the terms of our directors from three years to two years and Proposal Four relating to an amendment of our certification of incorporation to increase the number of authorized shares of common stock by 4,000,000,000 shares, the Amended Certificate we file will also include such amendments. Finally, if our stockholders approve any or all of this Proposal, Proposal Two and Proposal Four, the Amended Certificate we file will also incorporate a prior certificate of amendment, effective February 1, 2017, to our certificate of incorporation to reflect the change of our corporate name from “Tesla Motors, Inc.” to “Tesla, Inc.,” which did not and does not require adoption by our stockholders. See “Proposal Two —Tesla Proposal for Adoption of Amendments to Certificate of Incorporation to Reduce Director Terms to Two Years” above and “Proposal Four —Tesla Proposal for Adoption of Amendments to Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock” for more information.

Summary of the Proposed Amendments

The following are summaries of the proposed Supermajority Amendment and Amended Bylaws. Each summary is qualified in its entirety by reference to the full text of the Amended Certificate as set forth in Appendix A, specifically Article IX thereof, and of the Amended Bylaws as set forth in Appendix B (in each case, with additions shown as underlined and deletions shown as struck through).

Supermajority Amendment

The Supermajority Amendment that is proposed to be included in the Amended Certificate provides for the deletion of the requirement that an affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of capital stock of Tesla entitled to vote generally in the election of directors, voting together as a single class, be required to amend, alter or repeal, or adopt any provision in our certificate of incorporation inconsistent with the purpose and intent of the provisions currently therein relating to: (i) the general powers, number, elections, terms, removals, vacancies of, or newly created directorships for, members of the Board; (ii) the authority of the Board to adopt, amend or repeal our bylaws; (iii) actions by written consent of stockholders, special meetings of stockholders, and the required advance notice for director nominations and business to be brought by stockholders at meetings; and (iv) the amendment of our certificate of incorporation. Consequently, if the Supermajority Amendment is adopted, the Amended Certificate will not require that a proposed amendment, alteration, change or repeal of any provision in the Amended Certificate be subject to approval by a supermajority of our stockholders.

Amended Bylaws

The Amended Bylaws provide for the deletion of the requirement that an affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding voting securities of Tesla, voting together as a single class, be required for the stockholders of Tesla to alter, amend or repeal, or adopt any bylaw inconsistent with, the provisions currently therein relating to: (i) meetings of stockholders; (ii) the powers, number, resignations, vacancies and removals of members of the Board; (iii) indemnification; and (iv) the amendment of our bylaws. Consequently, if the Amended Bylaws are adopted by our stockholders, our stockholders will be permitted to adopt, amend or repeal the Amended Bylaws pursuant to a simple majority vote, or any other standard required by applicable laws.

Reasons for the Proposed Amendments

Tesla’s mission is to accelerate the world’s transition to sustainable energy. This mission continues to require a long-term focus that we believe will ultimately maximize value to our stockholders, and we face the risk of distractions posed by special interests that seek only short-term returns. At the same time, the Board continuously evaluates our corporate governance structure, practices and policies, and feedback from our robust stockholder engagement program through which we connect with top stockholders regularly and monitor their views on governance matters. As part of this evaluation, the Board considered recent feedback from our stockholders and reviewed the stockholder proposals we have historically received for our annual meetings of stockholders, including Proposal Six, and a stockholder proposal to vote on an advisory basis to eliminate supermajority voting in 2020, which our stockholders approved at the 2020 annual meeting of stockholders.

The Board has determined that Tesla has established enough momentum and credibility for its mission, particularly through a very successful fiscal 2021, to set its course for the foreseeable future and more effectively defend itself from opportunistic corporate raiders. In light of the current circumstances, the Board is asking our stockholders to approve this Proposal and Proposal Two, to give our stockholders a greater voice by facilitating their ability to effect changes to certain corporate and Board matters, and allowing them to vote on the performance of our directors with greater frequency.

Our Board believes in maintaining stockholder confidence through demonstrating its responsiveness to stockholder feedback and its commitment to strong corporate governance. Accordingly, the Board believes it appropriate to give this greater voice to our stockholders in approving fundamental corporate matters and in more frequently approving the Board’s performance. However, Tesla is still at a point in its development where we may experience significant short-term swings in the price of our stock that are unrelated or disproportionate to our long-term prospects. Therefore, we will continue to oppose stockholder initiatives, like Proposal Six, which create opportunities for special interests that seek only short-term returns. Likewise, the Board continues to oppose initiatives that seek to direct Tesla’s strategic business decisions and day-to-day operations in ways that are not critical to or in furtherance of Tesla’s core mission. The Board considers all reasonable stockholder viewpoints in good faith, but ultimately must consider the interests of all of our stockholders and what is best for sustainable value creation.

The Board recommends a vote FOR the Tesla proposal for the adoption of amendments to our certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements.

PROPOSAL FOUR

TESLA PROPOSAL FOR ADOPTION OF AMENDMENTS TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

We are submitting to our stockholders a vote to adopt the inclusion of certain provisions in the proposed Amended Certificate to increase the number of authorized shares of common stock by 4,000,000,000 shares (the “Authorized Shares Amendment”).

The Board has approved the Authorized Shares Amendment subject to its adoption by our stockholders. Accordingly, upon the approval of this Proposal by our stockholders, we will file the Amended Certificate including the Authorized Shares Amendment with the Secretary of State of the State of Delaware as soon as practicable following the 2022 Annual Meeting, at which time the Amended Certificate will become effective. In addition, if our stockholders also approve Proposal Two relating to an amendment of our certificate of incorporation to reduce the terms of our directors from three years to two years and Proposal Three relating to amendments of our governing documents to eliminate applicable supermajority voting requirements, the Amended Certificate we file will also include such applicable amendments. Finally, if our stockholders approve any or all of this Proposal, Proposal Two and Proposal Three, the Amended Certificate we file will also incorporate a prior certificate of amendment, effective February 1, 2017, to our certificate of incorporation to reflect the change of our corporate name from “Tesla Motors, Inc.” to “Tesla, Inc.,” which did not and does not require adoption by our stockholders. See “Proposal Two —Tesla Proposal for Adoption of Amendments to Certificate of Incorporation to Reduce Director Terms to Two Years” and “Proposal Three —Tesla Proposal for Adoption of Amendments to Certificate of Incorporation and Bylaws to Eliminate Applicable Supermajority Voting Requirements” above for more information.

Summary of the Proposed Amendment

The following is a summary of the proposed Authorized Shares Amendment, and is qualified in its entirety by reference to the full text of the Amended Certificate as set forth in Appendix A, specifically Section 4.1 thereof (with additions shown as underlined and deletions shown as struck through).

Our certificate of incorporation currently authorizes us to issue 2,100,000,000 shares, consisting of 2,000,000,000 shares of Common Stock, par value $0.001 per share, and 100,000,000 shares of Preferred Stock, par value $0.001 per share. The Authorized Shares Amendment provides for an increase in the number of authorized shares of Tesla’s common stock from 2,000,000,000 shares to 6,000,000,000 shares. The Authorized Shares Amendment would not change the total number of authorized shares of Preferred Stock.

Reasons for the Proposed Amendment

The primary purpose of the Authorized Shares Amendment is to facilitate a 3-for-1 split of our common stock in the form of a stock dividend (the “Stock Split”). As of June 6, 2022, we have 1,036,390,569 shares of common stock outstanding, and the current number of authorized shares of our common stock is 2,000,000,000, which is insufficient to effectuate the Stock Split. Our Board intends to approve the Stock Split, subject to and contingent upon stockholder approval of the Authorized Shares Amendment.

Our success depends on attracting and retaining excellent talent, not only through providing a respectful, safe, inclusive and equitable workplace, but also through offering outstanding benefits and highly competitive compensation packages. Unlike other manufacturers, we offer every employee the option of receiving equity. Since our stock split in August 2020 to June 6, 2022, our stock price has risen 43.5%. While this value appreciation has led to our employees benefiting enormously through the years, we want to make sure all employees, no matter when they join, have access to the same advantages. We believe the Stock Split would help reset the market price of our common stock so that our employees will have more flexibility in managing their equity, all of which, in our view, may help maximize stockholder value. In addition, as retail investors have expressed a high level of interest in investing in our stock, we believe the Stock Split will also make our common stock more accessible to our retail shareholders.

Except for shares reserved for issuance under existing equity compensation plans and shares that would be issued pursuant to the Stock Split, the Board has no current plans to issue additional shares of common stock. As such, the Authorized Shares Amendment represents a request for a proportionate increase in the number of authorized shares of common stock based on our planned Stock Split.

While the Board has not proposed the increase in authorized shares of common stock to discourage tender offers or takeover attempts of the Company, the availability of these authorized shares for issuance may nonetheless have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

The Board recommends a vote FOR the Tesla proposal for the adoption of amendments to our certificate of incorporation to increase the number of authorized shares of common stock.

PROPOSAL FIVE

TESLA PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm to audit the consolidated financial statements of Tesla for the fiscal year ending December 31, 2022, which will include an audit of the effectiveness of Tesla’s internal control over financial reporting. PricewaterhouseCoopers LLP has audited Tesla’s financial statements since 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of our independent registered public accounting firm is a matter of good corporate practice. In the event that this selection is not ratified by the affirmative vote of a majority of voting power of the shares in person or by proxy at the meeting and entitled to vote on the subject matter, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Tesla and our stockholders.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Tesla by PricewaterhouseCoopers LLP for the years ended December 31, 2020 and 2021. The dollar amounts in the table and accompanying footnotes are in thousands.

	2020	2021
Audit Fees (1)	$12,965	$14,156
Audit-Related Fees (2)	—	184
Tax Fees (3)	1,456	2,876
All Other Fees (4)	103	62

Total	$14,524	$17,278

(1)

Audit Fees consist of fees for professional services rendered for the audit of Tesla’s consolidated financial statements included in Tesla’s Annual Report on Form 10-K and for the review of the financial statements included in Tesla’s Quarterly Reports on Form 10-Q, as well as services that generally only Tesla’s independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings. The Audit Fees incurred in 2020 also include fees of $825, relating to services performed in connection with Tesla’s securities offerings, including comfort letters, consents and review of documents filed with the SEC and other offering documents.

(2)	Audit-Related Fees in 2021 consisted of fees for professional services for certain agreed upon procedures in conjunction with certain financing transactions and other attestation services.
(3)	Tax Fees in 2020 and 2021 consisted of fees related to consultation, tax planning and compliance services.
(4)

Fees for 2020 consisted of fees for a Gigafactory Berlin current state assessment and accounting research software. Other Fees in 2021 consisted of fees for accounting research software and the assessment of non-financial metrics and documentation.

Pre-Approval of Audit and Non-Audit Services

Tesla’s Audit Committee has adopted a policy for pre-approving audit and non-audit services and associated fees of Tesla’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all services and associated fees provided to Tesla by its independent registered public accounting firm, with certain de minimis exceptions described in the policy.

All PricewaterhouseCoopers LLP services and fees in fiscal 2020 and 2021 were pre-approved by the Audit Committee.

The Board recommends a vote FOR the Tesla proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’ s independent registered public accounting firm for the fiscal year ending December 31, 2022.

STOCKHOLDER PROPOSALS

Proposals Six through Thirteen are proposals we received from our stockholders. Stockholders will vote on these proposals at our 2022 Annual Meeting if the proponents or their qualified representatives present their proposals at the 2022 Annual Meeting and submit them for a vote. Upon receiving an oral or written request, we will promptly provide the name, address, and, to our knowledge, the number of known voting securities held by the proponents of the stockholder proposals. You may request this information (1) via mail to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department with a copy sent by e-mail to shareholdermail@tesla.com or (2) via e-mail to shareholdermail@tesla.com.

PROPOSAL SIX

STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS

Stockholder Proposal and Supporting Statement

***

Proposal Six – Shareholder Proxy Access

Resolved: Shareholders of Tesla Inc ("Company") request our Board of directors take the steps necessary to enable shareholders, without limits on group size, to aggregate their shares to equal 3% of our stock owned continuously for 3-years to enable shareholder proxy access with the following essential provision:

Nominating shareholders and unlimited groups of shareholders must have owned at least 3% of the Company's outstanding shares of common stock continuously for a period of at least 3-years.

The essential feature requested may allow employee owners to combine with institutional investors to nominate candidates.

Supporting Statement: Proxy access enables shareholders to put competing director candidates on the company ballot to see if they can get more votes than some of management's director candidates. This proposal helps ensure our Board will nominate directors with outstanding qualifications to avoid giving shareholders a reason to exercise access rights.

Proxy Access in the United States: Revisiting the Proposed SEC Rule1, a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Governance Changes through Shareholder Initiatives: The Case of Proxy Access2 found a 0.5 percent average increase in shareholder value for proxy access targeted firms. Because of the group limits, the rule has only been used once, so actual benefits have gone unrealized.

Proxy access has been adopted by major companies, including 78% of the S&P 500. Adoption of this proposal will make our Company more competitive in its corporate governance. Two of our largest shareholders, BlackRock and Vanguard, voted in favor of 87% and 91% of shareholder proposals, respectively, to establish proxy access during the last 3.5 years.

[1]	https://www.cfainstitute.org/-/media/documents/article/position-paper/proxy-access-in-united-states-revisiting-proposed-sec-rule.ashx
[2]	https://ssrn.com/abstract=2635695

Adding urgency to this proposal is a recent study finding directors generally do not want to monitor and are not sure they can do so effectively.1 Corporate governance expert Nell Minow offered the following: “Usually directors at least pretend to acknowledge their legal obligation to provide oversight of CEOs on behalf of shareholders.” “This acknowledgment that directors see themselves as corporate cheerleaders instead of skeptics whose job is to push back, question, and insist on better is further proof that shareholders will need to support more Engine No. 1-style challenges.”2

Eliminating group limits would allow employee-shareholders with small holdings to join in nominating groups, opening communication channels between our Board and workers. Proxy access directors nominated by such groups may be more able to effectively monitor than typical outside directors and would bring a host of additional benefits.3

Enhance Shareholder Value, Vote FOR

Shareholder Proxy Access – Proposal 6

***

Opposing Statement of the Board

The Board has determined that this proposal would not serve the best interests of the Company or its stockholders, for the reasons stated below. At our 2018 annual meeting of stockholders, the stockholder proponent similarly proposed proxy access for stockholders. However, our stockholders did not approve that proposal.

The Company already has mechanisms to promote the accountability of the Board to its stockholders. The Nominating and Corporate Governance Committee of the Board (the “Committee”) is comprised entirely of independent directors. The Committee regularly reviews the composition, size and performance of the Board and its committees, evaluates individual Board members and identifies and evaluates candidates for election or re-election to the Board. The Company has also implemented means for stockholders to recommend director candidates for the Committee’s consideration, nominate candidates at stockholder meetings and contact the Board directly.

Second, through the Committee’s efforts, the Board has steadily added independent directors to the Board. For instance, the Committee recommended to the Board Kathleen Wilson-Thompson and Lawrence J. Ellison in 2018 to further bolster the Board’s expertise in workforce management and relations and technological innovation, and Hiromichi Mizuno in 2020 to add an additional perspective on global financial markets and economics and to further increase the international exposure and global mindset on the Board with insight and influence.

Third, the version of proxy access formulated by the proponent may create an opportunity for special interests that seek only short-term returns rather than having the Company’s long-term interests in mind. This is particularly harmful for a company like ours, which is still in an early stage of development and undergoing rapid growth. Like other fast-growing technology companies, we may experience significant short-term swings in the price of our stock that are unrelated to our long-term prospects, and the proposal would allow special interests seeking only short-term returns—or even our competitors—to take advantage of such swings to disrupt the focus of the Company.

Notably, the proposal provides no safeguards against stockholders seeking to use proxy access to nominate directors who will act only in their individual interests. In fact, the proposal would not ensure that the stockholders seeking proxy access be truly invested in the Company even on a short-term basis, as it would be available to individuals who have relinquished voting and investment power over their shares and hold a net short position. Indeed, this proposal could be exploited by corporate raiders solely to effect a change of control, which should not be the purpose or outcome of any proxy access provision.

[1]	https://corpgov.law.harvard.edu/2021/09/02/corporate-directors-implicit-theories-of-the-roles-and-duties-of-boards/
[2]	https://valueedgeadvisors.com/2021/09/02/corporate-directors-say-its-not-their-job-to-monitor-ceo-study-bloomberg/
[3]	https://www.aspeninstitute.org/publications/new-corporate-boardroom/

The stockholder proponent seems to believe that our directors do not serve as effective corporate leaders and monitors. In fact, our directors and their commitment to our Company’s long-term growth have been instrumental in making decisions that might have appeared counter-intuitive to those without deep past experience with and future insight into our history and roadmap, but which have set up the Company to achieve long-term success. Some examples include the Company’s decisions to (a) manufacture all-electric vehicles (EVs) from the ground up rather than being a mere supplier of EV components, (b) establish an international network of our own stores, service centers and proprietary Supercharger stations despite regulatory hurdles and the significant capital outlay required to do so, (c) acquire SolarCity to create the world’s first and only vertically integrated sustainable energy company, (d) build Gigafactory 1, the largest lithium-ion battery factory in the world, rather than attempt to rely on existing sources as other EV manufacturers have done and (e) compensate our Chief Executive Officer only if other shareholders realize tremendous value. These decisions have contributed substantially to Tesla’s sustained growth and operational successes to date, and are a significant reason why the annualized stockholder return since our 2010 IPO until December 31, 2021 equaled 65%.

The Board recognizes that proxy access is a topic of growing interest in the investor community, and will continue to monitor and consider this topic. We have a robust shareholder engagement program through which we connect with top shareholders regularly and monitor their views on governance matters, including proxy access. At this time, however, the Board believes that the process for director nomination and stockholder communication that we have already implemented is the right approach to provide a voice to our stockholders, while promoting their long-term returns and the Company’s ultimate success in its mission.

The Board recommends a vote AGAINST the stockholder proposal regarding proxy access.

PROPOSAL SEVEN

STOCKHOLDER PROPOSAL REGARDING ANNUAL REPORTING ON ANTI-HARASSMENT AND DISCRIMINATION EFFORTS

Stockholder Proposal and Supporting Statement

***

Resolved

Shareholders request the Board of Directors of Tesla, Inc. to oversee the preparation of an annual public report describing and quantifying the effectiveness and outcomes of Company efforts to prevent harassment and discrimination against protected classes of employees, including, but not limited to, sexual harassment and racial discrimination. The report should disclose the Company's progress on relevant metrics and targets, such as:

•

the total number and aggregate dollar amount of disputes settled by the company related to abuse, harassment or discrimination based on race, religion, sex, national origin, age, disability, genetic information, service member status, gender identity, or sexual orientation;

•	the company's progress toward reducing the average length of time it takes to resolve sexual harassment or discrimination complaints, either through internal processes or through litigation; and
•	the total number of pending harassment or discrimination complaints the company is seeking to resolve through internal processes or through litigation.

This report should not include the names of accusers or details of their settlements without their consent and should be prepared at a reasonable cost and omit any information that is proprietary, privileged, or violative of contractual obligations.

Supporting Statement

Information concerning complaints, legal disputes, and settlements (individually and in the aggregate) are of great interest, and often material to investors. The SEC has shown increased attention to human capital management issues, as demonstrated by its 2020 rulemaking, and Chairman Gensler's public comments about upcoming additional disclosure proposals arid characterization of workforce as a “key asset.” There have been several high-profile derivative suits settled recently, including at Twentieth Century Fox, Wynn Resorts, and Alphabet, alleging boards breached their duties for failing to protect employees from discrimination and harassment, injuring the companies and their shareholders.

In Tesla's 2020 Diversity Equity and Impact Report the Company states, “We insist on equitable practices not just because it's the right thing to do, but because fair processes allow our team members to bring their whole selves to work. We value and include underrepresented communities at all levels of our company.” Nevertheless, there have been numerous news reports and allegations of gender and race discrimination, harassment and retaliation at the Company. In October 2021, a California jury returned a $137 million verdict, including $130 million in punitive damages, against the Company for its racially hostile work environment. It has been reported that most Tesla workers are currently bound by mandatory arbitration agreements, so consequently there is little transparency into the extent of workforce mismanagement.

A report such as the one requested would assist shareholders in assessing whether the Company is improving its workforce management. Civil rights violations within the workplace can result in substantial costs to companies, including fines and penalties, legal costs, costs related to absenteeism, and reduced productivity. A company's failure to properly manage its workforce can damage corporate goodwill, making it more difficult to retain and recruit employees, and jeopardize relationships with customers and partners.

***

Opposing Statement of the Board

The Board has considered this proposal and determined that it would not serve the best interests of Tesla or our stockholders. Tesla’s goal is to create an environment where people love to come to work every day. We believe that it is essential to provide all employees, world-wide, with a respectful and safe working environment where all employees can achieve their potential. As a result, we do not tolerate discrimination, harassment, retaliation or any mistreatment of employees in the workplace or work-related situations. Our policies and practices are codified in our Code of Business Ethics as well as our Employee Guidebook.

Additionally, in December 2021, we amended our Compensation Committee Charter to explicitly state that the Compensation Committee will review and oversee human capital management practices relating to our employees.

Our commitment to a safe workplace starts with training and prevention. We require every employee to review and acknowledge our Code of Business Ethics and Policy Against Discrimination & Harassment in the Workplace, and they are required to participate in an in-depth and interactive anti-harassment and anti-discrimination training. New employees receive their anti-harassment and discrimination training during new hire orientation. Collectively, this ensures that all employees understand how to create and promote a respectful workplace, assess potential situations sooner and escalate appropriately.  In 2021, as part of our continued commitment to providing a safe and inclusive workplace we re-doubled our efforts to educate employees and managers as part of our “Respectful Recharge” program, where employees received additional training on workplace expectations, consequences for violating Tesla’s policies and avenues to raise concerns without fear of retaliation.

While our goal is always prevention, reported complaints of discrimination and harassment are promptly investigated and if substantiated, subject to appropriate remedial measures up to and including termination. We have a dedicated team of Employee Relations partners who conduct impartial investigations into employee concerns and support overall positive workforce engagement. We encourage employees to raise concerns internally or externally. An employee can raise concerns or complaints to any member of management, Human Resources or Employee Relations. If they prefer to report another way, the Integrity Line is available to every employee globally, 24 hours a day, seven days a week. The Integrity Line allows employees to report concerns anonymously and without fear of retaliation. Human Resources, together with Employee Relations, will ensure that employee concerns are investigated promptly and impartially in a manner appropriate to the circumstances.

We remain confident in our commitment to creating and maintaining a respectful and inclusive workplace, and the steps we have taken to prevent and address harassment and discrimination throughout our workforce. We believe that our active Board oversight, existing policies and dedicated team effectively address the issues targeted by this proposal.

The Board recommends a vote AGAINST the stockholder proposal regarding annual reporting on anti-harassment and discrimination efforts.

PROPOSAL EIGHT

STOCKHOLDER PROPOSAL REGARDING ANNUAL REPORTING ON BOARD DIVERSITY

Stockholder Proposal and Supporting Statement

***

Racial and Gender Board Diversity Report

Whereas: Our nation's racial reckoning and coronavirus's illumination of vast social inequities has led companies to reevaluate their diversity, equity, and inclusion policies and goals. Board diversity is one important facet, as investors and companies recognize it can be accretive to long term value creation. Board diversity requirements, including Nasdaq's 2021 ruling and California's 2018 legislation, acknowledge the value of racially and gender diverse boards.

Research indicates board diversity is an important lever to increase shareholder value, resulting in higher revenues, higher Return on Assets, a more diverse workforce, enhanced corporate governance, and improved stakeholder relations.

•	Boston Consulting Group finds companies with greater board diversity had 19 percent higher revenues than competitors.
•	International Monetary Fund finds substituting one man for one woman on a board is associated with higher Return on Assets.
•	Credit Suisse finds as the percentage of women on the board increases, so does the percentage of women in leadership.
•	The University of Toronto finds companies with greater board diversity are less prone to accounting mistakes, business controversies, and poor investment decisions.
•	Harvard Law research finds companies may be better positioned to recognize and respond to the interests of diverse stakeholders.

In response to this research, 61 percent of investors believe boards “should aim to reflect the company's customer base and the broader societies in which they operate by including directors drawn from racial and ethnic minority groups” (Institutional Shareholder Services).

Tesla does not report its current gender or racial and ethnic board composition, but Tesla's board demographics appear largely disproportionate from its customer base. Bloomberg reports the Board of Directors is comprised of 22 percent women. The demographic makeup of the United States, used here as a proxy for Tesla's customer base, is comprised of 51 percent women and 42 percent minorities.

We believe that a Board of Directors with racial and gender composition reflective of Tesla's customer base and/or regions in which it operates will more astutely minimize business risk, maximize opportunity, and increase shareholder value.

Resolved: Shareholders request that Tesla report annually on its policies and practices to help ensure its elected Board of Directors attains racial and gender representation that is better aligned with the demographics of its customers and/or regions in which it operates.

The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

Supporting Statement: A report adequate for investors could, with board discretion, include disclosure of:

•	Board targets aligned with customer demographics (for example, using company's country/state headquarter demographics as a proxy)
•	Progress/challenges meeting racial and/or gender board diversity targets
•	Strategies or practices deployed to increase diversity of board candidates

***

Opposing Statement of the Board

The Board has considered this proposal and determined that it would not serve the best interests of Tesla or our stockholders.

Tesla is committed to Diversity, Equity and Inclusion (DEI) principles at all levels of our organization. We use a people-first and data-driven approach to champion DEI in our business and in the communities in which we operate.

In the “Process and Considerations for Nominating Board Candidates” section, our proxy statement already includes detailed disclosures about the criteria our Nominating and Corporate Governance Committee considers when nominating Board candidates. Diversity is included as one of the important factors. Two of the three directors we added in the past four years are gender, racially and/or ethnically diverse and the chairperson of our Board is a woman. In 2021 and 2022, we enhanced our disclosures by reporting the gender and racial composition of the Board in our Impact Report, and beginning in 2022 we have similarly made such disclosures in our proxy statement regarding Board diversity. In addition, to underscore our commitment to diversity and provide additional transparency, we began providing EEO-1 data for US employees in our Impact Report beginning in 2022.

The Committee conducts annual evaluations of our Board effectiveness, providing it with an opportunity to examine whether our Board members have the right composition of skills and experiences. When identifying and recommending new candidates, the Committee continues to consider opportunities to increase our Board diversity in a way that supports the current and anticipated needs of the Company.

For these reasons, we believe that the current scope of Tesla’s reporting is appropriate in that it provides stockholders with visibility into our Board demographics and the steps we have taken to successfully increase the Board’s diversity.

The Board recommends a vote AGAINST the stockholder proposal regarding annual reporting on board diversity.

PROPOSAL NINE

STOCKHOLDER PROPOSAL REGARDING REPORTING ON EMPLOYEE ARBITRATION

Stockholder Proposal and Supporting Statement

***

RESOLVED:

Shareholders of Tesla, Inc. (“Tesla”) ask the Board of Directors to oversee the preparation of a publicly-disclosed report on the impact of the use of mandatory arbitration on Tesla’s brand, employees and workplace culture. The report should evaluate the impact of Tesla’s current use of arbitration on the prevalence of harassment and discrimination in its workplace, on employees’ ability to seek redress, and on consumer perceptions of Tesla as an employer. The report should be prepared at reasonable cost and omit proprietary and personal information.

WHEREAS:

A workplace that tolerates harassment and discrimination invites legal, brand, financial, and human capital risk. Companies may experience reduced morale, lost productivity, absenteeism, and challenges in attracting and retaining talent. A number of studies have found significant share value benefits associated with diverse, equitable and inclusive workplaces.

Tesla requires employees to agree to arbitrate employment-related claims. Mandatory arbitration limits employees’ remedies for wrongdoing, reduces employee willingness to report discrimination1 and, per the U.S. Equal Employment Opportunity Commission (EEOC), “can shield serial harassers from accountability and allow them to repeatedly abuse employees.”2 Arbitration also prevents class-action suits, which may allow a sense of impunity for companies with poorly implemented or managed diversity, equity and inclusion policies.

These concerns are particularly relevant to Tesla. The California’s Department of Fair Employment and Housing, which is not subject to Tesla’s arbitration provisions, announced in February 2022 that it would be suing Tesla after receiving hundreds of complaints and conducting a three-year investigation. Allegations include that employees were subjected to racial slurs; segregated and discriminated against in job assignments, pay, and promotion; and faced retaliation when they reported their experiences.3 This lawsuit joins numerous other allegations of racial or sexual harassment and discrimination at Tesla.4

Ongoing use of employee arbitration creates a long-tail risk for Tesla, particularly as the company faces a changing regulatory landscape with the passage of The Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act. This Act prohibits the use of arbitration when there are claims of sexual harassment. In addition, in California, employers are not allowed to retaliate against employees that refuse to sign arbitration agreements.5

A number of companies have ceased, or never required, employees to arbitrate discrimination claims. This includes Adobe, AirBnb, Google, IBM, Intel, Microsoft, Salesforce and Uber, which have relaxed or do not use these policies, as well as Google, whose use of arbitration was identified as a key aspect of a “culture of concealment” in its $310 million misconduct settlement.6

Tesla’s valuable brand would be harmed by an association with racist, sexist, or other discriminatory behaviors. Its future success also relies on its ability to innovate, and to implement those innovations effectively. For investors to have confidence that it will be able to do this well, Tesla must also have confidence that the company has effective human capital management systems.

***

[1]	https://www.hnlr.org/2020/08/forced-into-employment-arbitration-sexual-harassment-victims-are-saying-metoo-and-beginning-to-fight-back-but-they-need-congressional-help/
[2]	https://www.eeoc.gov/newsroom/eeoc-chair-applauds-passage-ending-forced-arbitration-act
[3]	https://qz.com/2126548/why-is-california-suing-tesla/
[4]	https://www.reuters.com/business/autos-transportation/california-lawsuit-latest-accuse-tesla-discrimination-2022-02-10/
[5]	https://www.jdsupra.com/legalnews/california-s-mandatory-arbitration-ban-5885483/#:~:text=On%20September%2015%2C%202021%2C%20in,to%20sign%20an%20arbitration%20agreement
[6]	https://www.law.com/therecorder/2020/09/25/google-ends-mandatory-arbitration-in-310m-sexual-harassment-settlement/

Opposing Statement of the Board

The Board has considered this proposal and determined that it would not serve the best interests of Tesla or our stockholders. As with the similar proposal presented by this proponent at the 2020 and 2021 annual meetings of stockholders, both of which were rejected by Tesla’s stockholders, the proponent cites inaccurate and unsupported assertions regarding arbitration and its alleged impact on workplace conditions at Tesla.

Much of the proposal has been obviated due to a recent change in the law. As the proponent recognizes, the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act now prohibits employers from enforcing standard arbitration provisions for these types of claims that arise after the date of the law’s enactment. Tesla will fully comply with the new law and has already taken steps to amend the standard arbitration clause in its new hire agreement. Obviously, there is no need for Tesla to issue a report about the effects of arbitration on the existence of sexual harassment in the workplace when such claims will no longer be arbitrable, unless the employee so chooses.

Still, Congress has not ended arbitration for other types of workplace claims, and Tesla continues to believe that arbitration remains the best method for resolving such disputes.

The proponent incorrectly asserts that there is a connection between arbitration and workplace culture. Tesla has a zero-tolerance policy for harassment of any kind, and we have always disciplined and terminated employees who engage in misconduct, including those who use racial slurs or harass others in different ways. We have a dedicated Employee Relations team that responds to and investigates all such complaints. This year, we rolled out an additional training program that reinforces Tesla’s requirement that all employees must treat each other with respect and reminds employees about the numerous ways they can report concerns, including anonymously. Above all, Tesla continues to seek to provide a workplace that is safe, respectful, fair and inclusive—all of which are vital to achieving our mission.

Contrary to what the proponent claims, Tesla’s standard arbitration provision specifically states that the parties are entitled to all remedies available in a court of law. The fact that a claim is not adjudicated by a court or does not have certain procedural aspects does not mean that legal remedies are not available through arbitration. Arbitration offers an alternative form of adjudication by an experienced jurist selected with both parties’ participation that is often quicker than a court trial, especially in jurisdictions where courts are overburdened. The overall expediency benefits both parties with a fair resolution and a speedier return to their respective priorities without miring them in lengthy litigation. The proponent fails to acknowledge that there are potential downsides to litigating matters in court, including costs associated with delays and the risk of jury verdicts that are untethered to the evidence presented and based on bias and emotion, rather than reality. Broken judicial systems may benefit plaintiff’s lawyers, but they do not benefit stockholders.

The proponent also fails to explain how arbitration prevents Tesla employees from learning about shared concerns or reduces willingness to report claims. Tesla has been built upon a culture of open communication, and employees have the right to freely discuss the terms and conditions of employment and to raise complaints internally or externally. An employee is free to publicize the results of an arbitration (as long as it excludes any trade secrets or proprietary business information), and to initiate a lawsuit by first filing a complaint in court. Arbitration does nothing to silence alleged victims.

As we pledged in our annual Impact Report, Tesla designed its workplace and policies to provide all employees with a respectful and safe working environment by not tolerating any discrimination, harassment, retaliation or any other mistreatment at work, whether based on a legally protected status or otherwise. On the other hand, the proponent’s one-size-fits-all goal appears to be that every company simply eliminate employee arbitration without considering such commitments and action. The proponent makes conclusory statements about other companies and their arbitration policies without considering or specifying how such other companies may or may not be similarly situated to Tesla.

We reiterate that Tesla, its employees and its stockholders would be better served by continuing to execute on our mission and tangible workplace goals rather than devote attention and resources to reporting on an inaccurately characterized issue for which the proponent has identified no tangible benefit to Tesla, its workers or its stockholders.

The Board recommends a vote AGAINST the stockholder proposal regarding reporting on employee arbitration.

PROPOSAL TEN

STOCKHOLDER PROPOSAL REGARDING REPORTING ON LOBBYING

Stockholder Proposal and Supporting Statement

***

RESOLVED: Shareholders request that the Board of Directors conduct an evaluation and issue a report (at reasonable cost, omitting proprietary information) describing if, and how, Tesla Inc.’s (“Tesla’s”) lobbying and policy influence activities (direct and through trade associations and social welfare and nonprofit organizations) align with the Paris Agreement’s goal to limit average global warming to 1.5 degrees Celsius, and how Tesla plans to mitigate risks presented by any misalignment. The evaluation should examine underlying direct and indirect lobbying activities and not rely solely on publicly stated positions to determine alignment with the Paris Agreement.

SUPPORTING STATEMENT

Recent reports highlight critical gaps between the climate commitments made by national governments and the actions necessary to prevent the worst effects of climate change.1 An April 2022 Intergovernmental Panel on Climate Change assessment makes it clear that nations are not doing enough to limit global warming2 to 1.5 degrees Celsius and that this goal is now almost entirely out of reach unless immediate and dramatic changes are implemented to limit fossil fuel use and re-envision energy, transport, and land development. Society now has just a slim chance of meeting this goal.3

Companies like Tesla have a crucial role to play in empowering policymakers to close these gaps. Investors need clear information on how companies are taking action to do so, including an assessment of the alignment between companies’ policy advocacy and both the goals of the Paris Agreement and companies’ own climate commitments and policy advocacy.4

Of particular concern is policy advocacy done by trade associations and other organizations that often present major obstacles to the implementation of climate policies. Companies may tout their own climate efforts, but often fail to account for their support for organizations and initiatives that work to block critical climate policies.

Tesla wants to “accelerate the world’s transition to sustainable energy.”5 Yet it is unclear how Tesla uses public policy engagement or other forms of lobbying to achieve this aim. Tesla’s 2020 Impact Report discusses neither its climate policy priorities, nor the policy strategies and goals that would assist Tesla in meeting its sustainable business objectives. Tesla does not appear to disclose the trade associations, business alliances, or social welfare organizations in which it participates. Tesla’s governance documents do not cover political engagement or lobbying and there is no mention of Board or executive oversight for lobbying activities in its Board Committee charters. It is therefore difficult for investors to determine if Tesla’s policy engagement aligns with the goals of the Paris Agreement and the Company’s own strategic business goals.

Corporate lobbying that is inconsistent with the goals of the Paris Agreement poses mounting systemic risks to our financial systems and infrastructure, as delays in curbing greenhouse gases increase physical risks from extreme weather, threaten regional economic stability, and heighten portfolio volatility.6 Proponents view fulfillment of the Paris Agreement as imperative because climate scenarios of 3 degrees Celsius or more are unacceptable and uninvestable.

***

[1]	https://www.unep.org/resources/emissions-gap-report-2021
[2]	https://report.ipcc.ch/ar6wg3/pdf/IPCC_AR6_WGIII_SummaryForPolicymakers.pdf
[3]	https://www.nature.com/articles/s41586-022-04553-z
[4]	https://www.politico.com/news/2021/04/20/investors-corporate-climate-lobbying-activity-483429
[5]	https://www.tesla.com/ns_videos/2020-tesla-impact-report.pdf
[6]	https://www.occ.gov/news-issuances/speeches/2021/pub-speech-2021-116.pdf?source=email

Opposing Statement of the Board

The Board has considered this proposal and determined that it would not serve the best interests of Tesla or our stockholders.

The stockholder proponent purports to care about curbing the worst effects of climate change, and yet chooses to devote its attention and criticisms on one of the most well-known and successful clean energy companies in the world. From day one, Tesla’s mission has been to accelerate the world’s transition to sustainable energy, and we have made substantial and concrete strides towards our goals. In 2021, the global fleet of Tesla vehicles, energy storage and solar panels enabled our customers to avoid emitting 8.4 million metric tons of CO2e. Unlike traditional automotive manufacturers, we have based the success of our entire business upon values that align with the Paris Agreement’s goal to limit global warming.

Our political engagement and lobbying activities reflect our mission, and are directly focused on hastening the world’s transition to zero emission vehicles and expanding and prioritizing the use of renewable energy. To this end, we file publicly available federal Lobbying Disclosure Act Reports each quarter, which provide information about expenditures for the quarter, describes the specific legislation that was the topic of communications and identifies the individual who lobbied on our behalf. A simple online search by the stockholder proponent would provide it with the answers it seeks about our political engagement and lobbying activities.

Due to the importance public policy decisions will have on our strategies, operations and shareholder value, we have put in place certain practices and processes in order to ensure that our political engagement activities align with our mission. Our Senior Director of Government Relations and Policy directly reports to our Chief Executive Officer, and regularly reports on progress and initiatives to our Board members.

Because our existing disclosures already provide stockholders with ample information on our lobbying activities, and the alignment of Tesla’s mission and actions to the Paris Agreement, we believe that Tesla, its employees and its stockholders are better served by continuing to execute on our mission rather than devoting attention and resources to additional reporting.

The Board recommends a vote AGAINST the stockholder proposal regarding reporting on lobbying.

PROPOSAL ELEVEN

STOCKHOLDER PROPOSAL REGARDING ADOPTION OF A FREEDOM OF ASSOCIATION AND COLLECTIVE BARGAINING POLICY

Stockholder Proposal and Supporting Statement

***

RESOLVED: the Board of Directors of Tesla, Inc. (“Tesla” or “the company”) to adopt and publicly disclose a policy on its commitment to respect the rights to freedom of association and collective bargaining in its operations, as reflected in the International Labour Organization (ILO) Declaration on Fundamental Principles and Rights at Work (“Fundamental Principles”). The policy should:

•	Be applicable to Tesla’s direct operations and subsidiaries globally;
•	Include a commitment to non-interference when employees exercise their right to form or join trade unions;
•	Prohibit any member of management or agent of Tesla from undermining the right to form or join trade unions or pressuring any employee from exercising this right;
•	Describe the ongoing due diligence process Tesla will use to identify, prevent, mitigate and account for any violations of these rights, including how it will remedy any misaligned practices.

SUPPORTING STATEMENT: Freedom of association and collective bargaining are fundamental human rights protected by national and international legal standards including the ILO Fundamental Principles and the UN Universal Declaration of Human Rights.

The ability of workers to organize, act concertedly, and engage in collective bargaining is an important human right that can be a net positive for companies and investors.

Despite a recent public invitation1 by the company’s CEO for labor unions to organize a vote at Tesla’s California factory without interference, Tesla does not have any formal policy commitments to respect the right to freedom of association, nor has it demonstrated how it would effectively operationalize such a commitment. While the Company’s Supplier Code of Conduct2 articulates the Company’s expectations of suppliers in this regard, it has no corresponding policies for its own operations.

In fact, the Company has been accused of limiting the exercise of fundamental labor rights through tactics of interference,3 intimidation,4 and retaliation against employees involved in unionization efforts. In 2021, the National Labor Relations Board upheld5 a 2019 ruling that Tesla illegally fired a worker involved in union organizing, and that the CEO had illegally threatened workers regarding unionization.

These allegations, against the backdrop of claims of racial discrimination and sexual harassment6 by former Tesla employees and reports of poor working conditions,7 represent material reputational, legal and operational risks to its shareholders. Allegations of interference with unionization efforts, and resulting regulatory enforcement, at other8 companies9 further demonstrate the significance of these risks.

[1]	https://www.reuters.com/business/autos-transportation/tesla-chief-musk-invites-union-uaw-hold-vote-california-factory-2022-03-03/
[2]	https://www.tesla.com/sites/default/files/about/legal/tesla-supplier-code-of-conduct.pdf
[3]	https://www.theguardian.com/technology/2018/sep/10/tesla-workers-union-elon-musk
[4]	https://www.theguardian.com/technology/2017/feb/11/elon-musk-in-union-spat-after-wrongly-calling-tesla-worker-a-paid-agitator
[5]	https://www.nytimes.com/2021/03/25/business/musk-labor-board.html
[6]	https://www.businessinsider.com/tesla-lawsuits-former-workers-claim-racial-discrimination-sexual-harassment-2022-3
[7]	https://www.theverge.com/2022/4/20/23033394/tesla-shanghai-factory-sleep-eat-factory-closed-loop-covid
[8]	https://www.nytimes.com/2021/03/16/technology/amazon-unions-virginia.html
[9]	https://www.bnnbloomberg.ca/starbucks-workers-say-anti-union-campaign-violated-u-s-law-1.1677087

The transition to a low-carbon future cannot come at the expense of workers’ rights. It is crucial for shareholders to understand how Tesla’s policies and practices respect fundamental labor rights. Greater transparency on these issues would help address concerns about the company’s reputation, clarify its commitment to basic human rights, enable investors to perform their own due diligence according to their fiduciary duty and protect long-term shareholder value.

We urge fellow shareholders to vote FOR this resolution.

***

Opposing Statement of the Board

The Board has considered this proposal and determined that it would not serve the best interests of Tesla or our stockholders.

The ethical treatment of all people and regard for human rights is core to our mission of promoting a sustainable future. We endorse and base our definition of human rights on the United Nation's Universal Declaration for Human Rights (UDHR). The UDHR focuses on dignity, respect and equality, without discrimination, and recognizes the right to freedom of association and collective bargaining. Our commitment to human rights is so deeply ingrained in our values that we also require all of our suppliers to follow our Supplier Code of Conduct, which mandates our suppliers to respect the right of all workers to form and join trade unions of their own choosing, to bargain collectively, to engage in peaceful assembly, as well as respect the right of workers to refrain from such activities. Our suppliers must allow workers and/or their representatives to be able to openly communicate and share ideas and concerns with management regarding working conditions and management practices without fear of discrimination, reprisal, intimidation or harassment.

We have more than 100,000 employees worldwide, and we comply with all applicable local laws related to freedom of association and collective bargaining, and respect internationally recognized human rights in all the areas we operate. In Germany, where we have just opened Gigafactory Berlin, we have established a works council which advocates for employees and acts similarly to a union. In the US, we share information with employees on their rights under the National Labor Relations Act and we provide manager training on employee rights, including the freedom of association. These actions speak for themselves. The stockholder proponent is asking Tesla to expend resources to create and maintain a policy framework and additional administrative bureaucracy, which will not meaningfully alter Tesla’s commitment to human rights.

Along with our policies and the actions we have taken to protect our employees’ rights, we also provide our employees multiple methods to report any concerns or grievances. Tesla has been built upon a culture of open communication, and employees have the right to freely discuss their wages, benefits and terms and conditions of employment. They also have the ability to raise complaints internally or externally. We encourage employees to bring any concerns or grievances they may have to any member of management or their HR partner. We also operate an Integrity Line, which is available 24 hours a day, seven days a week, for employees to anonymously report concerns without fear of retaliation. In addition, our global Take Charge program enables employees to report issues and suggestions on safety, security and work practices, with the option to report anonymously. All issues and suggestions are responded to and tracked to closure.

A talented and engaged workforce is central to our mission to accelerate the world’s transition to sustainable energy. In order to recruit and retain this workforce, Tesla is committed to, among other things, regular and meaningful engagement with our employees, a robust culture of safety and highly competitive compensation programs. We offer wages and benefits that meet or exceed those of other comparable manufacturing jobs in the regions where we operate, and we recently increased our base pay even further. In addition, unlike other manufacturers, every single employee of our Company has the option of receiving equity, which can result in significantly higher compensation beyond our already industry-leading base compensation.

Therefore, as we believe that we have already included adequate disclosure with respect to employee rights, are actively engaged in protecting these rights, and have devoted substantial resources to creating a healthy culture, this proposal would not create additional benefits to our employees or value for our shareholders.

The Board recommends a vote AGAINST the stockholder proposal regarding Adoption of a freedom of association and collective bargaining policy.

PROPOSAL TWELVE

STOCKHOLDER PROPOSAL REGARDING ADDITIONAL REPORTING ON CHILD LABOR

Stockholder Proposal and Supporting Statement

***

End Child Labor in Electric Vehicle Battery Production

2022-Tesla, Inc.

Resolved: Shareholders request that the Board of Directors issue a public report, at reasonable cost and omitting proprietary information, describing if, and how, Tesla’s policies and practices governing the sourcing of battery minerals and progress towards cobalt-free battery goals will put the Company on course to eradicate child labor in all forms from its battery supply chain by 2025. Reporting is requested within one year from Tesla’s 2022 annual meeting.

Whereas: Sourcing cobalt for electric vehicle batteries from mining companies facing ongoing allegations of child labor and poor working conditions poses material risks to Tesla.1 The Democratic Republic of Congo (DRC) supplies 70% of the world’s cobalt and child labor is well documented in artisanal mines.2 The ILO recognizes cobalt mining as hazardous work and one of the worst forms of child labor, as children work with sharp tools in mines at risk of collapse.3 ILO Convention 182 calls for urgent action to eliminate these forms, and Sustainable Development Goal 8.7 calls to end all child labor by 2025; yet voluntary corporate actions have failed to eradicate hazardous child labor from cobalt mining.4

Child labor in the cobalt supply chain exposes Tesla and its investors to financial, legal, and reputational risks. In 2019, a class action lawsuit was filed against Tesla and four technology companies for allegedly “aiding and abetting in the death and serious injury of children who claim they were working in cobalt mines in their supply chain.”5 In the joint motion to dismiss, defendants did not challenge the fact that child labor is occurring in their cobalt supply chains, but argued that conduct by their suppliers is out of their control, which conflicts with Tesla’s policies that the company claims prohibit its suppliers from using child labor.6 This argument disregards and seeks to undermine corporate responsibilities for human rights impacts associated with business relationships and the power buyers have to require adherence to a zero-tolerance policy for child labor, or risk being dropped as a supplier.7 Plaintiffs filed an appeal following the 2021 court ruling.8

While Tesla reports on cobalt sourcing procedures, multistakeholder initiatives, and pilots, these disclosures fail to demonstrate that its cobalt supply chain is free of child labor. Investors will not have this assurance unless Tesla implements supplier requirements, not expectations, that are binding, enforceable, and regularly monitored for compliance with national and international laws prohibiting child labor and the company’s own policies.

As Tesla aims to phase out cobalt in its electric vehicle batteries and seeks to position itself as a socially responsible company, the company remains exposed to human rights risks in the supply chains for other critical transition minerals.9

***

[1]	https://www.internationalrightsadvocates.org/s/11221-Judge-Nichols-TVPRA-Opinion-in-Apple.pdf; https://www.theverge.com/2022/2/15/22933022/cobalt-mining-ev-electriv-vehicle-working-conditions-congo
[2] https://pubs.usgs.gov/periodicals/mcs2022/mcs2022-cobalt.pdf

[3] https://www.ilo.org/wcmsp5/groups/public/---asia/---ro-bangkok/---ilo-manila/documents/publication/wcms_720743.pdf;
https://www.theguardian.com/global-development/2019/dec/16/apple-and-google-named-in-us-lawsuit-over-congolese-child-cobalt-mining-deaths

[4] https://www.ilo.org/dyn/normlex/en/f?p=NORMLEXPUB:12100:0::NO::P12100_ILO_CODE:C182;
https://unstats.un.org/sdgs/metadata/?Text=&Goal=8&Target=8.7
[5] https://www.internationalrightsadvocates.org/cases/cobalt
[6] https://www.internationalrightsadvocates.org/s/Joint-Motion-to-Dismiss-by-Cobalt-Defendants.pdf
[7] https://ohchr.org/sites/default/files/documents/publications/guidingprinciplesbusinesshr_en.pdf
[8] https://www.internationalrightsadvocates.org/cases/cobalt
[9] https://www.business-humanrights.org/en/from-us/briefings/transition-minerals-sector-case-studies/human-rights-in-the-mineral-supply-chains-of-electric-vehicles/

Opposing Statement of the Board

The Board has considered this proposal and determined that it would not serve the best interests of Tesla or our stockholders.

As we noted in response to the proposal requesting additional reporting regarding human rights that was presented by the same proponent at the 2021 annual meeting of stockholders, which was rejected by Tesla’s stockholders, Tesla’s annual Impact Report already describes how human rights values, including those related to child labor, are respected in our operations. The proponent’s justification for additional reporting on child labor appears to be based on legal proceedings that have been dismissed by the court, and the proponent uses the argument made by the defendants in their motion to dismiss to imply that Tesla, as a defendant, is not taking action to identify and eliminate child labor from its supply chain. In fact, protecting human rights is core to Tesla’s procurement strategy and the position taken in these proceedings that our actions could not have met the standard for legal causation does nothing to undermine that fact. Indeed, because Tesla recognizes the risk of human rights issues within global cobalt supply chains, we have established and implemented a supply chain due diligence management system aligned with the OECD Due Diligence Guidance for Responsible Mineral Supply Chains from Conflict-Affected and High-Risk Countries. We are one of the few downstream companies that publicly report through our Impact Report on how we follow each of the five steps set out in the Guidance, including how we identify (including through audits) and mitigate risks (for its part, the OECD has identified reporting on risk mitigation as being very weak across the industry). As stated in the Impact Report, in the event that modern slavery, child labor or human trafficking is identified in our supply chain and has not been remediated by the supplier within a reasonable time frame, Tesla will transition away from that supplier.

Based on the risk identification procedures mentioned below and described more fully in our Impact Report, Tesla does in fact disclose in our Impact Report that we have found no evidence to date of Tesla causing, contributing to or being linked to child labor, modern slavery or human trafficking in our supply chain. In fact, we can be more confident of this than other OEMs due to our unique sourcing strategy: Rather than relying on companies that typically sit between OEMs and mining companies, we source our cobalt directly from mine sites. This means we can be more confident about where our cobalt comes from and can confirm, based on best practice risk identification, that we do not source from artisanal and small-scale mining (ASM), which is typically at risk of child labor. Rather, we source our cobalt from industrial mines, where no child labor has been identified to date.

In addition, we conduct our own audits of the mine sites and refiners in our cobalt supply chain and review results from third-party industry audit programs such as the Responsible Minerals Initiative (RMI)’s Responsible Minerals Assurance Process (RMAP). In 2021, 83% of refiners and mine sites in Tesla’s battery supply chain either underwent or committed to undergo independent external sustainability audits against RMAP and responsible mining standards. This was complemented by our own audits that assessed how specific cobalt and precursor suppliers conducted due diligence on their supply chain on OECD Annex II risks, which include child labor.

In 2021, a Tesla delegation conducted an on-the-ground assessment on environmental and social conditions in the DRC. While we do not source from ASM, the trip to the DRC helped us understand the importance of ASM for local livelihoods. This is why we fund and sit on the Steering Committee of the Fair Cobalt Alliance (FCA), a multi-stakeholder initiative to support the improvement of conditions in communities impacted by ASM. One of the achievements of the FCA is the development of referral system for children engaged in mining activities, including child labor notification protocol, remediation solution packages, and guidelines for case managers on remediation steps, and trainings related to child rights. One of the reasons for this support is to show that – despite not having identified it in our supply chain – we understand that child labor is an existing challenge in the DRC that requires structural solutions.

Tesla remains confident in our efforts and commitment to ensuring child labor is not part of our supply chain, and that our publicly available policies and disclosures already provide robust and transparent information on these matters.

The Board recommends a vote AGAINST the stockholder proposal regarding additional reporting on child labor.

PROPOSAL THIRTEEN

STOCKHOLDER PROPOSAL REGARDING ADDITIONAL REPORTING ON WATER RISK

Stockholder Proposal and Supporting Statement

***

WHEREAS: According to the 2021 IPCC report, climate change is intensifying the water cycle, resulting in more intense droughts globally. Climate change related water scarcity poses material risks to our company, including disruption of operations or lowered production capacity; disruption of supply chains; and political and legal risks related to competition for water resources.

Tesla’s manufacturing operations require large amounts of water. Tesla operates in California and Nevada, where water rights are contentious; in Austin, Texas, where droughts are becoming more frequent, and in water-impacted areas of Shanghai and Germany. All these regions have medium to high risk of water stress.1

Tesla’s factory location choices have caused public upset and reputational damage. Tesla recently opened a factory in Berlin-Brandenburg, an increasingly water depleted region.2 The facility, which will use as much water as a 30,000 person town, is sited on a drinking water protection zone and has raised intense public concern.3,4 Hours after authorities gave approval for Tesla to begin production, a judge ruled that the assessment of Tesla’s planned water use had not been thorough.5 Tesla’s Austin facility is the second largest factory globally; communities are raising concerns over the pressure Tesla will put on Austin’s long-term water supply.6

Increased transparency may reveal shortcomings in Tesla’s water planning, risk assessment, and siting policies. For instance, Tesla’s ability to successfully continue and expand operations at its Gigafactory in Berlin-Brandenburg may be water limited. The region’s water utility company identified water risk that could jeopardize the factory’s expansion.7,8

Peer companies GM, Ford, and Fiat Chrysler have developed water stewardship standards and report on water resource management including responding to CDP water. Tesla does not respond to CDP water requests, receiving an ‘F’ score annually since 2016.9

Tesla does report water reduction activities at certain facilities and shows that new factories will have a lower overall water withdrawal intensity than most peers. However, Tesla fails to provide facility-specific water reduction targets or use data; identify water risk at each location; assess and disclose supply chain related water risk; describe measures to reduce or avoid siting of facilities in high water risk areas; or describe its broader water risk management strategy.

RESOLVED: Shareholders request the Board assess and report its ongoing water risk exposure, and all policies and practices to reduce this risk, from siting of facilities to preparing for water supply reductions associated with climate change, using quantitative indicators where appropriate.

SUPPORTING STATEMENT: At management discretion, Proponents request reporting of:

•	Facility-specific water use and targets
•	Facility water risk assessment and policies, pre- and post-siting

[1]	http://www.wri.org/our-work/project/aqueduct/
[2]	https://www.bloomberg.com/news/articles/2022-02-22/elon-musk-dismissed-tesla-tsla-german-factory-water-issue-now-it-s-a-problem?sref=TtrRgti9
[3]	https://www.reuters.com/technology/tesla-faces-day-reckoning-water-supply-planned-german-plant-2022-02-23/
[4]	https://www.forbes.com/sites/mariannelehnis/2021/06/03/elon-musks-berlin-gigafactory-water-conflict-is-ongoing-could-better-water-management-put-activists-at-ease/?sh=33aa7f11476a
[5]	https://www.nytimes.com/2022/03/04/world/europe/tesla-germany-assembly-plant.html
[6]	www.forbes.com/sites/alanohnsman/2022/04/06/teslas-water-worries-dont-end-in-berlin-giga-texas-in-booming-austin-may-also-see-drier-times/?sh=4afe99c93d7a
[7]	https://www.bloomberg.com/news/articles/2022-03-18/tesla-s-german-factory-will-exhaust-the-area-s-water-supply?sref=Ttrgti9
[8]	https://www.w-s-e.de/aktuelles/news-detail?tx_news_pi1%5Bnews%5D=93&cHash=e27cc1ef3e981850fae562b1bdd1e07a
[9]	https://www.cdp.net/en/responses?filters%5Bprogrammes%5D%5B%5D=Water&per_page=208queries%5Bname%5D=tesla&sort_by=project_year&sort_dir=desc

•	General water scarcity identification and planning procedures
•	Supply chain water risk assessments
•	Any water related engagement with supply chain partners
•	Integration of water management into governance mechanisms

***

Opposing Statement of the Board

The Board has considered this proposal and determined that it would not serve the best interests of Tesla or our stockholders and would not add meaningfully to our water stewardship goals.

First, rather than actually understanding and analyzing what we do, the stockholder proponent cites outdated articles, sensational headlines and superficial analysis as proof of Tesla’s failure in water planning, risk assessment and siting policies and, therefore, the need for Tesla to have additional reporting on water risks and policies. As we discuss in our Impact Reports, including in our most recent Impact Report published in May 2022, Tesla already focuses on reducing our water usage, and has made innovations and strides on this issue. As climate change worsens, we recognize that water scarcity is an issue that will need to be tackled by everyone. Thus, even though Tesla already withdraws less water at facilities dedicated to vehicle manufacturing per vehicle than the majority of established carmakers, our goal is to be the industry leader in low water usage per vehicle, even when taking battery cell manufacturing into account. To help achieve that goal, Tesla has implemented water-use reduction projects and has a number of additional projects underway.

Before starting construction of Gigafactory Texas, we worked with a third-party to analyze water risks and used those findings in the planning and construction of the factory, as outlined in our Impact Report. For example, Gigafactory Texas will feature a rainwater harvesting system that can store up to 500,000 gallons of rainwater collected from 1,000,000 square feet of the factory’s roof. This harvested rainwater will be treated and recycled through on-site cooling towers, potentially saving over 7,500,000 gallons of city water annually. At Gigafactory Texas, we also reuse condensation water from our conditioned air for our cooling towers in lieu of just discarding it as wastewater.

To further conserve potable water, Tesla is investigating additional ways of using reclaimed wastewater to use in the cooling tower makeup at both Gigafactory Texas and Gigafactory Berlin-Brandenburg. This could result in the conservation of an estimated 40 million gallons of potable city water each year for Gigafactory Texas alone. At the new Gigafactory Berlin-Brandenburg facilities, we implemented water usage reduction initiatives like using hybrid cooling towers, eliminating quench tanks and introducing cascade rinsing systems in the paint shop and battery can wash process for cell manufacturing. In addition to our operations, as part of our battery supply chain strategy, we are prioritizing protecting water levels and water quality in waterways affected by supplier operations.

Additionally, Tesla is starting the process of assessing the physical climate risks for our manufacturing and other priority assets this year as part of our preparation for aligning with the Task Force on Climate-related Financial Disclosures (TFCD) framework, including impacts on water availability over the short and long term. Over time, our disclosure around water in our Impact Report will include findings from these activities.

To further validate their request for additional reporting on water risk, the proponent mistakenly applauds peer companies, who use more water per vehicle than Tesla, among other environmental metrics, simply for participating in an ESG survey, irrespective of their actual actions and results. Tesla believes it is more beneficial to our shareholders and the environment to continue to focus our efforts on actually making a substantive difference rather than simply providing an image of action. Therefore, Tesla chooses instead to continue to expend our time and resources by increasing the positive impacts of our products in parallel with increasing our environmental performance reporting in alignment with industry standards through our annual Impact Report.

For the reasons stated above, the Board does not believe implementing this proposal would add value to our stockholders.

The Board recommends a vote AGAINST the stockholder proposal regarding additional reporting on water risk.

CORPORATE GOVERNANCE

Investor Outreach

During 2014, the Board determined to formally identify, approach and establish an active dialogue with our largest stockholders and conduct an extensive and recurring review of our corporate governance practices. We inaugurated a program of periodic investor outreach to ensure that Tesla’s Board and management understand and consider the issues that matter most to our stockholders. We have gradually expanded this program over time to include senior members of management and the Board, who have participated in hosting extended series of meetings with and preparing presentations to a broad base of investors. Through this program, we have received, and continue to periodically receive, helpful input regarding a number of stockholder-related matters, and we have adopted a number of significant changes to our corporate governance practices. Moreover, members of the Board and management from time to time seek input from our investors when considering important corporate actions, including our consideration of, and responses to, stockholder proposals that involve corporate governance and alignment with stockholder interests. For instance, in part arising from investor feedback to broaden the expertise on our Board, we added a new independent director, Hiromichi Mizuno, in early 2020 to lend his international, investment and other expertise to the Board.

We do not expect that we will always be able to address all of our stockholders’ feedback. However, we seek to optimize our corporate governance by continually refining our relevant policies, procedures and practices to align the needs of the Company with evolving regulations and best practices, issues raised by our stockholders and other factors as circumstances warrant.

Code of Business Ethics and Corporate Governance Guidelines

The Board sets high standards for Tesla’s workforce, officers and directors. Tesla is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout the Company and managing its affairs in a manner consistent with rigorous principles of business ethics. Accordingly, Tesla has adopted a Code of Business Ethics, which was recently amended in December 2021, and which is applicable to Tesla and its subsidiaries’ directors, officers and personnel. Tesla has also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws and charters of the standing committees of the Board, form the framework for Tesla’s corporate governance. The Code of Business Ethics and the Corporate Governance Guidelines are each available on Tesla’s website at: http://ir.tesla.com/corporate. Tesla will disclose on its website any amendment to the Code of Business Ethics, as well as any waivers of the Code of Business Ethics, that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”).

Director Independence

The Board periodically assesses, with the recommendation of the Nominating and Corporate Governance Committee, the independence of its non-employee members as defined in the listing standards of NASDAQ and applicable laws. The Board undertook an analysis for each non-employee director and considered all relevant facts and circumstances, including the director’s other commercial, accounting, legal, banking, consulting, charitable and familial relationships. The Board determined that with respect to each of its current members other than Elon Musk, who is our Chief Executive Officer, and Kimbal Musk, who is Elon Musk’s brother, there are no disqualifying factors with respect to director independence enumerated in the listing standards of NASDAQ or any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each such member is an “independent director” as defined in the listing standards of NASDAQ and applicable laws.

In particular, the Board reviewed the following considerations:

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Ira Ehrenpreis, James Murdoch, Elon Musk, Kimbal Musk and/or investment funds affiliated with them, have made minority investments in certain companies or investment funds, (i) of which other Tesla directors are founders, significant stockholders, directors, officers or managers, and/or (ii) with which Tesla has certain relationships set forth below in “Certain Relationships and Related Party Transactions—Related Party Transactions.” The Board concluded that none of these investments are material so as to impede the exercise of independent judgment by any of Messrs. Ehrenpreis or Murdoch, and that none of them has a direct or indirect interest in any transaction between Tesla and another company set forth below in “Certain Relationships and Related Party Transactions—Related Party Transactions.”

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Lawrence J. Ellison and/or entities affiliated with him, have purchased certain Tesla products and services from Tesla. The Board concluded that such purchases were negotiated and completed through ordinary course sales processes in good faith on terms generally available to similar customers and would not impair the independent judgment of Mr. Ellison.

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Mr. Ellison is an officer of a company from which Tesla has purchased business services. The Board concluded that such purchases were for standard offerings in the ordinary course of business pursuant to good faith contracting processes in which Mr. Ellison was neither involved nor had any material interest.

In addition, prior to his departure from the Board in October 2021, the Board had determined that Antonio Gracias was an independent director as defined in the listing standards of NASDAQ and applicable laws.

Board Leadership Structure

Roles of Chair of the Board

Following careful deliberation, the Board appointed Robyn Denholm to serve as the independent Chair of the Board in November 2018, having considered her strong leadership, independent presence and financial and business expertise on the Board over an extended period of time. Together, Ms. Denholm and our Chief Executive Officer, Elon Musk, comprise our senior Board leadership, which the Board believes is appropriate at this time to provide the most effective leadership structure for Tesla in a highly competitive and rapidly changing technology industry. As Chair of the Board, Ms. Denholm has broad authority and oversight over the affairs of the Board, with Mr. Musk available to her as a resource in this regard. Moreover, as an independent Chair of the Board, Ms. Denholm has the authority to direct the actions of the other independent directors and regularly communicate, as their representative, with Mr. Musk.

As Chair of the Board, Ms. Denholm, among other things:

•	reviews the agenda and materials for meetings of the independent directors;
•	consults with our Chief Executive Officer regarding Board meeting agendas, schedules and materials;
•	acts as a liaison between our Chief Executive Officer and the independent directors when appropriate;
•	otherwise communicates regularly with our Chief Executive Officer;
•	raises issues with management on behalf of the independent directors;
•	annually reviews, together with the Nominating and Corporate Governance Committee, the Board’s performance during the prior year; and
•	serves as the Board’s liaison for consultation and communication with stockholders as appropriate.

Tesla also has a mechanism for stockholders to communicate directly with non-management directors (see “Corporate Governance—Contacting the Board” below).

Committees of the Board

In addition, the Board has four standing committees—the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Disclosure Controls Committee—which are each further described below. Each of the Board committees is comprised solely of independent directors, and the Board may appoint a chair to each committee. Our independent directors regularly meet in executive session and at such other times as necessary or appropriate as determined by the independent directors. In addition, as part of our governance review and succession planning, the Board (led by the Nominating and Corporate Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure for Tesla, reviews the composition, size and performance of the Board and its committees, evaluates individual Board members and identifies and evaluates candidates for election or re-election to the Board. See “Corporate Governance—Process and Considerations for Nominating Board Candidates” below for additional information.

Board Role in Risk Oversight

The Board is responsible for overseeing the major risks facing Tesla while management is responsible for assessing and mitigating Tesla’s risks on a day-to-day basis. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee and the Compensation Committee, which are comprised entirely of independent directors. The Audit Committee and the Compensation Committee respectively report to the Board as appropriate on matters that involve specific areas of risk that each Committee oversees.

Financial, Compliance and Controls Risks

The Audit Committee has scheduled periodic and annual reviews and discussions with management regarding significant risk exposures and incident metrics, including those relating to global financial, accounting and treasury matters, internal audit and controls, legal and regulatory compliance and data privacy and cybersecurity. These discussions cover the steps management has taken to monitor, control and report such exposures, as well as Tesla’s policies with respect to risk assessment and risk management.

Employee Compensation Risks

The Compensation Committee oversees management of risks relating to Tesla’s compensation plans and programs. Tesla’s management and the Compensation Committee have assessed the risks associated with Tesla’s compensation policies and practices for all employees, including non-executive officers. These include risks relating to setting ambitious targets for our employees’ compensation or the vesting of their equity awards, our emphasis on at-risk equity-based compensation, discrepancies in the values of equity-based compensation depending on employee tenure relative to increases in stock price over time and the potential impact of such factors on the retention or decision-making of our employees, particularly our senior management. Based on the results of this assessment, Tesla does not believe that its compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on Tesla.

Board Meetings and Committees

During fiscal 2021, the Board held six meetings. Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all Board Committees on which such director served (in each case held during such director’s relevant period of service), except for Lawrence J. Ellison, who was required to devote substantial time to an atypically high volume of critical business meetings in 2021.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58) of the Exchange Act, currently consists of Robyn Denholm, Hiromichi Mizuno and James Murdoch, each of whom is “independent” as such term is defined for audit committee members by the listing standards of NASDAQ. Ms. Denholm is the chair of the Audit Committee. The Board has determined that Ms. Denholm is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee is responsible for, among other things:

•	reviewing and approving the selection of Tesla’s independent auditors, and approving the audit and non-audit services to be performed by Tesla’s independent auditors;
•	providing oversight, recommendations, and under specified thresholds, approvals, regarding significant financial matters and investment practices, including any material acquisitions and divestitures;
•	monitoring the integrity of Tesla’s financial statements and Tesla’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing the adequacy and effectiveness of Tesla’s internal control policies and procedures in addition to Tesla’s risk management, data privacy and data security;
•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors Tesla’s interim and year-end operating results;
•	reviewing and discussing the accounting assessment of our annual Impact Report and other environmental, social and governance (ESG) disclosures; and
•	preparing the audit committee report that the SEC requires in Tesla’s annual proxy statement.

The Audit Committee held 13 meetings during fiscal 2021. The Audit Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.

The Audit Committee Report is included in this proxy statement on page 66.

Compensation Committee

The Compensation Committee is currently comprised of Robyn Denholm, Ira Ehrenpreis and Kathleen Wilson-Thompson, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Ehrenpreis is the chair of the Compensation Committee.

The Compensation Committee is responsible for, among other things:

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overseeing Tesla’s global compensation philosophy and policies, plans and benefit programs and making related recommendations to the Board, including by considering “say-on-pay” votes of Tesla’s stockholders;

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reviewing and approving for Tesla’s executive officers: the annual base salary, equity compensation, employment agreements, severance arrangements and change in control arrangements and any other compensation, benefits or arrangements;

•	administering the compensation of members of the Board and Tesla’s equity compensation plans;
•	reviewing human capital management practices related to Tesla’s talent generally (including how Tesla recruits, develops and retains diverse talent); and
•	preparing the compensation committee report that the SEC requires to be included in Tesla’s annual proxy statement.

The Compensation Committee held ten meetings during fiscal 2021. The Compensation Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.

The Compensation Committee Report is included in this proxy statement on page 54.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Robyn Denholm, Ira Ehrenpreis, James Murdoch and Kathleen Wilson-Thompson, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Ehrenpreis is the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	assisting the Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board;
•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to the Board;
•	considering questions of possible conflicts of interest of Tesla’s directors and officers;
•	reviewing the manner in and the process by which stockholders communicate with the Board and recommending Board responses;
•	reviewing the succession planning for Tesla’s executive officers;
•	overseeing the evaluation of Tesla’s Board and management; and
•	recommending members for each Board committee to the Board.

The Nominating and Corporate Governance Committee held seven meetings during fiscal 2021. The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.

Disclosure Controls Committee

The Disclosure Controls Committee currently consists of Robyn Denholm, James Murdoch and Kathleen Wilson-Thompson each of whom qualifies as an independent director under the listing standards of NASDAQ. Ms. Denholm is the chair of the Disclosure Controls Committee.

The Disclosure Controls Committee is responsible for, among other things:

•	overseeing the implementation of and compliance with the terms of Tesla’s consent agreement with the SEC dated September 29, 2018, as amended April 26, 2019;
•	overseeing the controls and processes governing certain public disclosures by Tesla and its executive officers; and
•	reviewing and resolving certain conflicts of interest or other human resources issues involving any executive officer and ensuring appropriate disclosures, if applicable.

The Disclosure Controls Committee held six meetings during fiscal 2021. The Disclosure Controls Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate.

Compensation Committee Interlocks and Insider Participation

Robyn Denholm, Ira Ehrenpreis and Kathleen Wilson-Thompson served as members of the Compensation Committee during 2021. None of such persons is or was formerly an officer or an employee of Tesla. See “Certain Relationships and Related Party Transactions—Related Party Transactions” below for certain transactions involving Tesla in which members of the Compensation Committee may potentially be deemed to have an indirect interest.

During 2021, no interlocking relationships existed between any member of Tesla’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other company.

Process and Considerations for Nominating Board Candidates

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for Board membership, recommending Board candidates and proposing any changes to the composition of the Board. The Nominating and Corporate Governance Committee’s criteria and process for fulfilling these duties are generally as follows:

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The Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board, and oversees an annual evaluation of the performance of the Board as a whole and of its individual members. The Nominating and Corporate Governance Committee applies uniform evaluation processes and standards for all Board members, including in identifying, considering or recommending new candidates for the Board to fill vacancies or add additional directors and in recommending existing Board members for nomination to be re-elected at annual meetings of stockholders.

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In carrying out the foregoing duties, the Nominating and Corporate Governance Committee consistently seeks to achieve a complementary balance of knowledge, experience and capability on the Board. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, it considers all pertinent factors that it considers appropriate, including diversity, and believes that the Board should be comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of Tesla’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. For example, after conducting independent director searches from time to time in which numerous highly-qualified candidates from a variety of backgrounds were considered, the Nominating and Corporate Governance Committee recommended to the Board Lawrence J. Ellison and Kathleen Wilson-Thompson in 2018 to further bolster the Board’s expertise in technological innovation and workforce management and relations and Hiromichi Mizuno in 2020 to add an additional perspective on global financial markets and economics and to further increase the international exposure and global mindset on the Board with insight and influence.

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In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

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With regard to any candidates who are properly recommended by stockholders (as described in more detail below) or by other sources, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.

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After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends the director nominees that it has determined to be qualified to the full Board.

It is the policy of the Nominating and Corporate Governance Committee to consider properly submitted recommendations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department, and should also be sent by e-mail to shareholdermail@tesla.com. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Tesla within the last three years and evidence of the nominating person’s ownership of Tesla stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of Tesla’s business, other commitments and the like, as well as any personal references and an indication of the candidate’s willingness to serve.

Board Diversity

Diversity is one of the important factors the Nominating and Corporate Governance Committee considers when nominating Board candidates. Two of the three directors we added in the past four years are gender, racially and/or ethnically diverse and the chairperson of our Board is a woman. The Committee conducts annual evaluations of our Board effectiveness, providing it with an opportunity to examine whether our Board members have the right composition of skills and experiences. When identifying and recommending new candidates, the Committee continues to consider opportunities to increase our Board diversity in a way that supports the current and anticipated needs of the Company.

Board Diversity Matrix (As of June 23, 2022)

	Female	Male
Total Number of Directors	8
Gender:
Directors	2	6
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	1	—
Asian (other than South Asian)	—	1
White	1	5

Attendance at Annual Meetings of Stockholders by the Board

Although Tesla does not have a formal policy regarding attendance by members of the Board at Tesla’s annual meetings of stockholders, directors are encouraged to attend. Five of our directors who served at the time of the 2021 annual meeting of stockholders attended such meeting in person, and each of the other directors joined via online webcast.

Stock Transactions

Hedging, Short Sales and Rule 10b5-1 Trading Plans

Tesla has an insider trading policy that prohibits all of our directors, officers and employees from, among other things, engaging in short sales, hedging or similar transactions designed to decrease the risks associated with holding Tesla securities. This prohibition encompasses transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to Tesla securities, but not transactions designed to facilitate portfolio diversification, such as broad-based index options, futures or baskets.

In addition, two of Tesla’s current executive officers and one director have entered into Rule 10b5-1 trading plans that are effective as of the date of this filing.

Pledging of Shares

The ability of our directors and executive officers to pledge Tesla stock for personal loans and investments is inherently related to their compensation due to our use of equity awards and promotion of long-termism and an ownership culture. See “Executive Compensation—Pledging of Shares” below for more details on Tesla’s policy regarding the pledging of Tesla stock by such individuals.

Stock Ownership by Board and Management

To align the interests at the highest level of our management with those of our stockholders, the Board has instituted the following requirements relating to stock ownership under our Corporate Governance Guidelines.

Each member of the Board and our Chief Executive Officer is subject to the following minimum stock ownership requirements: (i) each director shall own shares of Tesla stock equal in value to at least five times the annual cash retainer for directors (exclusive of retainer amounts for service as a member or chair of a Board committee), and (ii) our Chief Executive Officer shall own shares of Tesla stock equal in value to at least six times his/her base salary. Each individual shall have five years from the date such person assumed his or her relevant role at Tesla to come into compliance with these ownership requirements. Each person’s compliance with the minimum stock ownership level will be determined on the date when this compliance grace period expires, and then annually on each December 31, by multiplying the number of shares held by such person and the average closing price of those shares during the preceding month. Our Chief Executive Officer and each of our directors is currently either in compliance with these requirements or is in the applicable period to come into compliance therewith.

Our Corporate Governance Guidelines also provide that no equity award as to which vesting or the lapse of a period of restriction occurs based solely on the passage of time that is granted to a named executive officer may vest, or have a period of restriction that lapses, earlier than six months from the date on which such vesting or lapse commences. Furthermore, our Corporate Governance Guidelines provide that no named executive officer may sell, transfer, pledge, assign or otherwise dispose of any shares of Tesla stock acquired pursuant to any stock option, restricted stock unit or other equity award granted by Tesla earlier than the date that is six months after the date on which such award vests or the period of restriction with respect to such award lapses, as applicable.

Prohibition of Equity Award Repricing

Tesla views equity-based compensation to be a key factor in incentivizing the future performance of our personnel. Consequently, the Tesla, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) provides, and Tesla’s previous 2010 Equity Incentive Plan provided, that stock options and other equity awards issued under these plans that derive their value from the appreciation of the value of Tesla’s stock may not be exchanged for other awards, repurchased for cash or otherwise be made the subject of transactions that have the purpose or effect of repricing such awards.

In addition, applicable NASDAQ rules prohibit any repricing with respect to the performance-based stock option award granted to Elon Musk in January 2018 (the “2018 CEO Performance Award”).

Contacting the Board

Any stockholder who desires to contact our non-employee directors regarding appropriate Tesla business-related comments may do so electronically at the following website: http://ir.tesla.com/corporate-governance/contact-the-board. Such stockholders who desire to contact our non-employee directors by mail may do so by writing to Tesla, Inc., 1 Tesla Road, Austin, TX 78725, Attention: Legal Department. Our General Counsel, or someone acting in his or her place, receives these communications unfiltered by Tesla, forwards communications to the appropriate committee of the Board or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to ir@tesla.com.

EXECUTIVE OFFICERS

The names of Tesla’s executive officers, their ages, their positions with Tesla and other biographical information as of June 23, 2022, are set forth below. Except for Messrs. Elon Musk and Kimbal Musk who are brothers, there are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Elon Musk	50	Technoking of Tesla and Chief Executive Officer
Zachary Kirkhorn	37	Master of Coin and Chief Financial Officer
Andrew Baglino	41	Senior Vice President, Powertrain and Energy Engineering

Elon Musk. For a brief biography of Mr. Musk, please see “Proposal One—Election of Directors— Information Regarding the Board and Director Nominees” above.

Zachary Kirkhorn is our Master of Coin and has served as our Chief Financial Officer since March 2019. Previously, Mr. Kirkhorn served in various finance positions continuously since joining Tesla in March 2010, other than between August 2011 and June 2013 during which he attended business school, including most recently as Vice President, Finance, Financial Planning and Business Operations from December 2018 to March 2019. Mr. Kirkhorn holds dual B.S.E. degrees in economics and mechanical engineering and applied mechanics from the University of Pennsylvania and an M.B.A. from Harvard University.

Andrew Baglino has served as our Senior Vice President, Powertrain and Energy Engineering since October 2019. Previously, Mr. Baglino served in various engineering positions continuously since joining Tesla in March 2006. Mr. Baglino holds a B.S. in electrical engineering from Stanford University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for 2021 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.

The following discussion and analysis relates to the compensation arrangements for 2021 of (i) our principal executive officer, (ii) our principal financial officer, (iii) the most highly compensated person, other than our principal executive officer and principal financial officer, who was serving as executive officer at the end of our fiscal year ended December 31, 2021 and (iv) our former president of Tesla Heavy Trucking, who served in such capacity during part of 2021 (our “named executive officers”). We had no other executive officers serving at the end of our fiscal year ended December 31, 2021. Our named executive officers for fiscal year 2021 were:

Name	Position
Elon Musk	Technoking of Tesla and Chief Executive Officer
Zachary Kirkhorn	Master of Coin and Chief Financial Officer
Andrew Baglino	Senior Vice President, Powertrain and Energy Engineering
Jerome Guillen	Former President, Tesla Heavy Trucking

Mr. Guillen departed Tesla in June 2021.

Compensation Philosophy

Our mission is to accelerate the world’s transition to sustainable energy. This is a long-term mission, and our compensation programs reflect this—and our startup origins—in that they consist primarily of salary or wages and equity awards. Whereas salary or wages are intended to meet our employees’ near-term liquidity needs, we believe that equity awards are an effective tool for retaining employees long-term, as they vest incrementally over a period of time or upon the achievement of specified performance milestones intended to be achieved over the medium- and long-term. Moreover, the closing prices of our common stock on the first trading day of each of 2020, 2021 and 2022 were $86.05, $729.77 and $1,199.78, respectively (as adjusted for the five-for-one stock split effected in the form of a stock dividend in August 2020, or the “Stock Split”). During periods in which our stock price and the underlying value of equity awards increase, their retention impact is even greater. We believe that the potential for such increases also creates an ownership culture that promotes holding equity, which in turn aligns the interests of our employees with the long-term interests of our stockholders. For these reasons, our goal is to provide each employee with the opportunity to participate in our equity programs, with certain cash-based bonus programs serving generally to accommodate specific incentive structures or liquidity needs. Combining salary or wages and our equity award program, we strive to offer a total level of compensation that is competitive within specific roles and geographical markets.

In particular, we believe that compensation for the individuals who are responsible for Tesla’s strategic direction and operations should motivate them to achieve sustainable stockholder value and/or tangible milestones rather than to simply remain at Tesla or maintain the status quo. Therefore, while we offer to our general employee population restricted stock units that will retain some value even if the market value of our stock decreases, we are increasingly emphasizing for our executive officers the grant of stock option awards, which have zero initial value and accumulate value, if at all, only to the extent that our stock price increases following their grant, through the applicable vesting dates and until such stock options are ultimately exercised and the underlying shares are sold. In addition, because equity awards comprise a greater proportion of our executive officers’ total level of compensation compared to comparable roles at peer companies, a sustained decrease in our stock price or failure to achieve the applicable operational milestones may result in a level of total compensation that is significantly less than that of such peer roles. Likewise, our outside director compensation program has been comprised primarily of equity awards that are entirely in the form of stock option awards, as well as relatively modest cash retainer payments that may be waived at the election of each director.

We evaluate our compensation philosophy and programs regularly and evolve them as circumstances merit with oversight by the Compensation Committee, particularly with respect to executive and director compensation. For example, if our stock price experiences significant movement over a short period of time that results in a persistent change to equity compensation, certain adjustments may be considered to align our compensation programs to their intended purposes.

Key Factors in Determining Executive Compensation

Role of Compensation Committee in Executive Compensation

The Compensation Committee has overall responsibility for recommending to the Board the compensation of our Chief Executive Officer and reviewing and determining the compensation of our other executive officers. Members of the Compensation Committee are appointed by the Board. Currently, the Compensation Committee consists of three members of the Board: Ira Ehrenpreis (Chair), Robyn Denholm and Kathleen Wilson-Thompson, none of whom is an executive officer of Tesla, and each of whom qualifies as (i) an “independent director” under the NASDAQ Stock Market Rules and (ii) an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”). See “Corporate Governance—Board Meetings and Committees—Compensation Committee” above.

Role of Compensation Consultants

The Compensation Committee has the authority to engage and has from time to time engaged the services of outside consultants to assist in making decisions regarding the establishment of Tesla’s compensation philosophy and programs, including for executives and directors. For example, Compensia, Inc., a national compensation consulting firm (“Compensia”), was retained as compensation consultant in 2020 and 2021 to advise the Compensation Committee with respect to Tesla’s compensation program for its non-employee directors. Compensia advised the Compensation Committee on the design of the Board’s equity award program for the future period until the Compensation Committee’s and Board’s next review of the program, including a consideration of Tesla’s exceptional performance and commitment to at-risk director compensation in the form of annual stock option awards to ensure continued alignment of the interests of directors with those of Tesla’s stockholders. See “Executive Compensation—Compensation of Directors—Non-Employee Director Compensation Arrangements” below for more detail regarding the review of Board compensation during 2020 and 2021. Compensia did not provide any other services to us during 2021.

Role of Executive Officers in Compensation Decisions

Historically, for executive officers other than our Chief Executive Officer, the Compensation Committee has sought and considered input from our Chief Executive Officer regarding such executive officers’ responsibilities, performance and compensation. Specifically, our Chief Executive Officer recommends base salary increases and equity award levels for our senior personnel, and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. These recommendations reflect compensation levels that our Chief Executive Officer believes are qualitatively commensurate with an executive officer’s individual qualifications, experience, responsibility level, functional role, knowledge, skills and individual performance, as well as Tesla’s performance. The Compensation Committee considers our Chief Executive Officer’s recommendations, but ultimately determines compensation in its judgment, and approves the specific compensation for all of our executive officers (other than for our Chief Executive Officer, which is approved by the Board). All such compensation determinations by our Compensation Committee are largely discretionary.

The Compensation Committee meets regularly in executive session. Our Chief Executive Officer is not present during Compensation Committee deliberations or votes on his compensation and also recuses himself from sessions of the Board where the Board acts on the Compensation Committee’s recommendations regarding his compensation. In addition, the Board has established a management committee under the 2019 Plan (the “Equity Award Committee”) to grant and administer equity awards, subject to certain maximum limits on the seniority of personnel to whom the Equity Award Committee may grant awards and the value of any individual award. For example, the Equity Award Committee is not authorized to grant awards to executive officer-level employees. Moreover, pursuant to applicable law, the Equity Award Committee may not grant awards to its members, and the number of shares of our common stock underlying awards granted by it may not exceed amounts determined by the Board from time to time. The Board has delegated to the Compensation Committee oversight authority over the Equity Award Committee.

Role of Stockholder Say-on-Pay Votes

At the 2011 annual meeting of our stockholders and at each annual meeting held every three years since, including most recently in 2020, we held triennial stockholder advisory “say-on-pay” votes on the compensation of our named executive officers for the immediately preceding fiscal years. Each time, our stockholders overwhelmingly approved the compensation of our named executive officers, with over 83% of our stockholders present and entitled to vote at each meeting voting in favor of our compensation policies for our named executive officers. Given these results, and following consideration of them, the Compensation Committee has decided to retain our overall approach to executive compensation while continuing to evaluate our practices frequently, including in response to future say-on-pay votes. Moreover, we are required to hold a vote at least every six years regarding how often to hold a stockholder advisory vote on the compensation of our named executive officers. We held our most recent such vote at the 2017 annual meeting of stockholders, at which our stockholders indicated a preference for a triennial vote. Consequently, the Board determined that we will hold a triennial stockholder advisory vote on the compensation of our named executive officers until they consider the results of our next say-on-pay frequency vote, which will be held at the 2023 annual meeting of stockholders.

Clawback Policy

Our Corporate Governance Guidelines sets forth a compensation recovery (“clawback”) policy with respect to any annual incentive payment or long-term incentive payment that may be received by an executive officer, where such payment would be predicated upon achieving certain financial results that were subsequently the subject of a restatement of our financial statements, and a lower payment would have been made to the executive based upon the restated financial results. In such case, the Board has the authority to seek to recover from the executive officer the amount by which such officer’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Moreover, the terms of the 2018 CEO Performance Award include a clawback provision in the event of a restatement of our financial statements previously filed with the SEC. See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” below.

Current Elements of Named Executive Officer Compensation

Overview and Fiscal Year 2021 Company Highlights

Our current executive compensation program, which was developed and approved by the Compensation Committee, generally consists of base salary and equity-based incentives, as well as other benefits generally available to employees. We combine these elements in order to formulate compensation packages with the goal of providing, on a total basis, competitive pay and align the interests of our named executive officers with long-term stockholder interests by tying the value of their compensation to our long-term stock price and/or the achievement of financial, operational and strategic objectives. In 2021, Tesla’s full-year accomplishments under our executive leadership included the following:

•	Total revenues of $53.82 billion, representing an increase of $22.28 billion, or 70.64% compared to the prior year;
•	Net income attributable to common stockholders of $5.52 billion and an operating margin of 12.1%, representing favorable changes of $4.80 billion and 5.8%, respectively, compared to the prior year;
•	Annual vehicle delivery and production records of 936,222 and 930,422 total vehicles, representing an increase of 87.38% and 82.53%, respectively, compared to the prior year;
•	3.99 gigawatt hours of energy storage and 345 megawatts of solar energy systems deployed; and
•

Ongoing progress in the global growth of our manufacturing capabilities, including the commencement of builds of the Model Y in Gigafactory Texas and equipment testing through the vehicle production process in Gigafactory Berlin.

Base Salary

The Compensation Committee is responsible for reviewing our Chief Executive Officer’s and other executive officers’ base salaries. The base salaries of all executive officers are reviewed and adjusted when necessary to reflect individual roles, performance and the competitive market. Because we currently do not provide cash bonuses to our executive officers, salary is the primary cash-based element of our executive officers’ compensation structure.

The following table sets forth information regarding the annualized base salary rates at the end of 2021 for our named executive officers:

Name	Ending Fiscal 2021 Base Salary($)(1)
Elon Musk	—	(2)
Zachary Kirkhorn	300,000
Andrew Baglino	300,000
Jerome Guillen	—	(3)

(1)	Reflects an annualized rate assuming 52 weeks each comprised of five work days.

(2)

Mr. Musk historically earned a base salary that reflected the applicable minimum wage requirements under California law, and he was subject to income taxes based on such base salary. However, he has never accepted his salary. Commencing in May 2019 at Mr. Musk’s request, we eliminated altogether the earning and accrual of this base salary.

(3)	Mr. Guillen departed Tesla in June 2021.

Equity-Based Incentives

Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers. The equity awards we have historically granted and currently grant are options to purchase shares of our common stock and restricted stock unit awards that are settled in shares of our common stock upon vesting, and we have granted to our named executive officers both awards that vest over a long-term period and awards that vest only upon the achievement of specified Tesla performance milestones, in each case subject to continued service. We are increasingly emphasizing for our named executive officers the grant of stock option awards, which have value only to the extent, if any, that our stock price increases following their grant. Accordingly, all equity awards granted to our executive officers in 2020 (the last year awards were granted to our executive officers) were in the form of stock option awards. As a result, a significant portion of our named executive officers’ total compensation is entirely at risk, depending on long-term stock price performance.

While we strive to offer a total level of compensation that is competitive within specific roles and geographical markets, we do not have an inflexible set of criteria for granting equity awards; instead, the Compensation Committee exercises its judgment and discretion, in consultation with our Chief Executive Officer and from time to time, a compensation consultant. The Compensation Committee considers, among other things, the role and responsibility of the named executive officer, competitive market factors, the amount of stock-based equity compensation already held by the named executive officer, the impact of any dramatic changes in our stock price over a short period of time and the cash-based compensation received by the named executive officer, to determine the level and types of equity awards that it approves. We generally grant one-time new hire equity awards to our employees, including executives, upon their commencement of employment with us, or upon their promotion to new positions. Additionally, as part of our ongoing executive compensation review and alignment process, we periodically grant additional equity awards to our executives. See “Executive Compensation—Grants of Plan-Based Awards in 2021” below.

The Compensation Committee meets periodically, including to approve equity award grants to our executives from time to time. We do not have, nor do we plan to establish, any program, plan or practice to time equity award grants in coordination with releasing material non-public information.

Severance and Change in Control Benefits

No named executive officer has a severance or change in control arrangement with Tesla, other than the vesting of the 2018 CEO Performance Award based solely upon the achievement of market capitalization milestones as measured at the time of a change in control of Tesla. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” and “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” below.

Bonus

We do not currently have or have planned, and historically we have rarely entered into, any specific arrangements with our named executive officers providing for cash-based bonus awards.

Non-Equity Incentive Plan Compensation

We did not provide any non-equity incentive plan compensation to any of our named executive officers in 2021, and we do not currently have or have planned any specific arrangements with our named executive officers providing for non-equity incentive plan compensation.

Perquisites

Generally, we do not provide any perquisites or other personal benefits to our named executive officers.

Health and Welfare Benefits

We provide the following benefits to our named executive officers on the same basis provided to all of our employees:

•	medical insurance including comprehensive transgender and fertility coverage, mental health, dental and vision;
•	adoption and surrogacy benefits;
•	confidential Employee Assistance Program counseling;
•	life insurance and accidental death and dismemberment insurance;
•

a Section 401(k) plan where, beginning in 2022, Tesla will provide a company match equal to 50% of the employee’s contribution, up to a maximum of 3% of the employee’s eligible compensation with a $3,000 annual cap;

•	an employee stock purchase plan;
•	short-and long-term disability insurance;
•	medical and dependent care flexible spending account; and
•	a health savings account.

Chief Executive Officer Compensation

Overview

Historically, in developing compensation recommendations for our Chief Executive Officer, the Compensation Committee has sought both to appropriately reward our Chief Executive Officer’s previous and current contributions and to create incentives for our Chief Executive Officer to continue to contribute significantly to successful results in the future. Each of the 2018 CEO Performance Award and the performance-based stock option award granted to our Chief Executive Officer in August 2012 (the “2012 CEO Performance Award”) is focused on this latter objective, as it solely rewards future performance.

In addition to serving as our Chief Executive Officer since October 2008, Elon Musk has contributed significantly and actively to us since our earliest days in April 2004 by recruiting executives and engineers, contributing to vehicle engineering and design, raising capital for us and bringing investors to us and raising public awareness of Tesla.

Cash Compensation

Mr. Musk historically earned a base salary that reflected the applicable minimum wage requirements under California law, and he was subject to income taxes based on such base salary. However, he has never accepted his salary. Commencing in May 2019 at Mr. Musk’s request, we eliminated altogether the earning and accrual of this base salary.

Historical Equity Compensation

Prior to stock option awards made in December 2009, Mr. Musk did not receive any equity compensation for his services for a period of five years.

In 2010 and 2011, Mr. Musk did not receive any equity grants, because the Compensation Committee believed his grants made in December 2009 already provided sufficient motivation for Mr. Musk to perform his duties as Chief Executive Officer.

In August 2012, to create incentives for continued long-term success from the then-recently launched Model S program as well as from Tesla’s then-planned Model X and Model 3 programs, and to further align executive compensation with increases in stockholder value, the Board granted to Mr. Musk the 2012 CEO Performance Award, comprised of a stock option award to purchase 26,374,505 shares (as adjusted for the Stock Split) of Tesla’s common stock, representing 5% of Tesla’s total issued and outstanding shares at the time of grant. The 2012 CEO Performance Award consists of 10 equal vesting tranches, each requiring that Tesla meet a combination of (i) the achievement of a specified operational milestone relating to development of Model X or Model 3, aggregate vehicle production or a gross margin target, and (ii) a sustained incremental $4 billion increase in Tesla’s market capitalization from $3.2 billion, Tesla’s market capitalization at the time of grant. The market capitalization conditions for all of the 10 vesting tranches and nine of the 10 operational milestones have been achieved, and therefore nine of 10 tranches under the 2012 CEO Performance Award have vested. As of the date of this filing, only one operational milestone, requiring that Tesla achieve gross margin of 30% or more for four consecutive quarters, has not been achieved and remains outstanding.

Prior to 2018, the only additional equity awards received by Mr. Musk related to certain immaterial awards granted during 2013 pursuant to a patent incentive program that was available to our employees generally.

2018 CEO Performance Award

Early in 2017, with the 2012 CEO Performance Award heading to substantial completion after having helped Tesla grow its market capitalization to over $55 billion in just over five years, the independent members of the Board began preliminary discussions regarding how to continue to incentivize Mr. Musk to lead Tesla through the next phase of its development. In January 2018, following more than six months of careful analysis and development led by the Compensation Committee, with participation by every independent Board member, the help of Compensia and engagement with and feedback from our largest institutional stockholders, the Board granted the 2018 CEO Performance Award to Mr. Musk. Such grant was subject to approval by a majority of the total votes of Tesla common stock not owned by Mr. Musk or Kimbal Musk cast at a meeting of the stockholders to approve the 2018 CEO Performance Award. On March 21, 2018, such approval was obtained, with approximately 73% of the votes cast by such disinterested shares voting in favor of the 2018 CEO Performance Award.

The 2018 CEO Performance Award is comprised of a 10-year maximum term stock option to purchase 101,320,210 shares (as adjusted for the Stock Split) of Tesla’s common stock, divided equally among 12 separate tranches that were each equivalent to 1% of the issued and outstanding shares of Tesla’s common stock at the time of grant, at an exercise price of $70.01 per share (as adjusted for the Stock Split). Each of the 12 vesting tranches of the 2018 CEO Performance Award vests upon certification by the Board that both (i) the market capitalization milestone for such tranche, which begins at $100 billion for the first tranche and increases by increments of $50 billion thereafter and (ii) any one of the following 8 operational milestones focused on revenue or 8 operational milestones focused on profitability, has been met:

Total Revenue* (in billions)	Adjusted EBITDA** (in billions)
$20.0	$1.5
$35.0	$3.0
$55.0	$4.5
$75.0	$6.0
$100.0	$8.0
$125.0	$10.0
$150.0	$12.0
$175.0	$14.0

*	“Revenue” means total revenues as reported in Tesla’s financial statements on Forms 10-Q or 10-K filed with the SEC for the previous four consecutive fiscal quarters.
**

“Adjusted EBITDA” means (i) net income (loss) attributable to common stockholders before (ii) interest expense, (iii) (benefit) provision for income taxes, (iv) depreciation and amortization and (v) stock-based compensation, as each such item is reported in Tesla’s financial statements on Forms 10-Q or 10-K filed with the SEC for the previous four consecutive fiscal quarters.

Any single operational milestone may only satisfy the vesting requirement of one tranche, together with the corresponding market capitalization milestone. Subject to any applicable clawback provisions, policies or other forfeiture terms, once a milestone is achieved, it is forever deemed achieved for determining the vesting of a tranche. Meeting more than 12 of the 16 operational milestones will not result in any additional vesting or other compensation to Mr. Musk under the 2018 CEO Performance Award. Except in a change in control situation, measurement of the market capitalization milestones will be based on both (i) a six calendar month trailing average of Tesla’s stock price as well as (ii) a 30 calendar day trailing average of Tesla’s stock price, in each case based on trading days only. Upon the consummation of certain acquisitions or split-up, spin-off or divestiture transactions, each then-unachieved market capitalization milestone and/or operational milestone will be adjusted to offset the impact of such transactions to the extent they could be considered material to the achievement of those milestones.

In establishing the Revenue and Adjusted EBITDA milestones, the Board carefully considered a variety of factors, including Tesla’s growth trajectory and internal growth plans and the historical performance of other high-growth and high-multiples companies in the technology space that have invested in new businesses and tangible assets. These benchmarks provided revenue/EBITDA to market capitalization multiples, which were then used to inform the specific operational targets that aligned with Tesla’s plans for future growth. Nevertheless, the Board considered each of the market capitalization and operational milestones to be challenging hurdles. For example, in order to meet all 12 market capitalization milestones, Tesla was required to add approximately $600 billion to its market capitalization at the time of the grant of the 2018 CEO Performance Award on a sustained basis, and in order to satisfy all eight revenue-based operational milestones, Tesla would have to increase revenue by more than $163 billion from its annual revenue of approximately $11.8 billion in 2017, the last fiscal year completed prior to the grant of the 2018 CEO Performance Award.

In addition, Mr. Musk must continue to lead Tesla as our Chief Executive Officer or, alternatively, as our Chief Product Officer and Executive Chairman (with any other Chief Executive Officer reporting directly to him), at the time each milestone is met in order for the corresponding tranche to vest. With limited exceptions, Mr. Musk must hold any shares that he acquires upon exercise of the 2018 CEO Performance Award for at least five years post-exercise. There will be no acceleration of vesting of the 2018 CEO Performance award upon Mr. Musk’s termination, death or disability or a change in control of Tesla. However, in a change in control situation, the achievement of the milestones will be based solely on the market capitalization milestones, with the measurement of Tesla’s market capitalization determined by the product of the total number of outstanding shares of Tesla common stock immediately before the change in control multiplied by the greater of the last closing price of a share of Tesla common stock before the effective time of the change in control or the per share price (plus the per share value of any other consideration) received by Tesla’s stockholders in the change in control.

In the event of a restatement of Tesla’s financial statements previously filed with the SEC, if a lesser portion of the 2018 CEO Performance Award would have vested based on the restated financial results, then Tesla will require forfeiture (or repayment, as applicable) of the portion of the 2018 CEO Performance Award that would not have vested based on the restated financial results (less any amounts Mr. Musk may have paid to Tesla in exercising any forfeited awards). The 2018 CEO Performance Award also will be subject, if more stringent than the foregoing, to any current or future Tesla clawback policy applicable to equity awards, provided that the policy does not discriminate solely against Mr. Musk except as required by applicable law.

As of the date of this filing, 11 operational milestones and 12 market capitalization milestones have been achieved, of which 11 operational milestones and 11 market capitalization milestones have also been certified by our Board of Directors. Consequently, 11 of the 12 tranches under the 2018 CEO Performance Award, corresponding to options to purchase an aggregate 92,876,855 shares of Tesla’s common stock, have vested and become exercisable, subject to Mr. Musk’s payment of the exercise price of $70.01 per share and the minimum five-year holding period generally applicable to any shares he acquires upon exercise.

Realized Compensation

For purposes of the table in “Executive Compensation—Summary Compensation Table” below, we are required to report pursuant to applicable SEC rules any stock option grants to Mr. Musk at values determined as of their respective grant dates and which are driven by certain assumptions prescribed by Financial Accounting Board Accounting Standards Codification Topic 718, “Compensation–Stock Compensation” (“ASC Topic 718”). Moreover, we are required to report in “Executive Compensation—Pay Ratio Disclosure” below (i) Mr. Musk’s annual total compensation, (ii) the median of the annual total compensation of all Tesla employees qualifying for this analysis, other than Mr. Musk, in each case calculated pursuant to the methodology used for the table in “Executive Compensation—Summary Compensation Table,” and (iii) the ratio of the former to the latter.

In addition, we are required to report in “Executive Compensation—2021 Option Exercises and Stock Vested” below an amount for the “value realized” upon: (i) any exercise by Mr. Musk of a stock option, which is based on the difference between the market price of the underlying shares at the time of exercise and the exercise price of the stock option and (ii) any vesting of a restricted stock unit award, based on the market price of the award at the time of vesting. Such amount is required to be reported even if Mr. Musk does not actually receive any cash from such exercise or vesting, either because he does not also sell any shares or because he sells only a number of shares sufficient to cover the related tax liabilities resulting from the exercise or vesting.

As a result, there may be a significant disconnect between what is reported as compensation for Mr. Musk in a given year in such sections and the value actually realized as compensation in that year or over a period of time. Moreover, the vast majority of compensation in respect of past stock option grants to Mr. Musk, including the 2012 CEO Performance Award and the 2018 CEO Performance Award, were structured to be incentives for future performance with their value realizable only if Tesla’s stock price appreciated compared to the dates of the grants, and if the Company achieved applicable vesting requirements.

To supplement the disclosures in “Executive Compensation—Summary Compensation Table,” “Executive Compensation—Pay Ratio Disclosure” and “Executive Compensation—2021 Option Exercises and Stock Vested” below, we have included the following table, which shows the total realized compensation of Mr. Musk for the last three fiscal years, as well as the ratio of Mr. Musk’s realized compensation to the median of the annual total compensation of all other Tesla employees qualifying for this analysis as reported in “Executive Compensation—Pay Ratio Disclosure.” Realized compensation is not a substitute for reported compensation in evaluating our compensation structure, but we believe that realized compensation is an important factor in understanding that the value of compensation that Mr. Musk ultimately realizes is dependent on a number of additional factors, including: (i) the vesting of certain of his option awards only upon the successful achievement of a number of market capitalization increase and operational milestone targets, including milestones that have not yet been achieved under each of the 2012 CEO Performance Award and the 2018 CEO Performance Award; (ii) the fact that Mr. Musk does not receive any cash if he does not actually sell shares and thereby reduce his investment in us, and he does not receive any cash to the extent that he sells only shares sufficient to cover income taxes with respect to his awards (including stock options exercised solely to avoid their expiration in accordance with their terms); and (iii) the then-current market value of our common stock at the times at which Mr. Musk may elect to actually sell his shares.

Year	“Total Compensation” of CEO, as Reported in Summary Compensation Table Below ($)		“Value Realized on Exercise or Vesting of Awards” of CEO, as Reported in Option Exercises and Stock Vested Table Below ($)		Median Annual Total Compensation of all Qualifying Non-CEO Employees, as reported in Pay Ratio Disclosure Section Below ($)	Total CEO Realized Compensation ($)(1)(2)	Ratio of Total CEO Realized Compensation to Median Annual Total Compensation of all Qualifying Non-CEO Employees
2021	—		23,452,910,177	(3)	40,723	734,762,107	18,043:1
2020	—		—		46,150	—	0.00:1
2019	23,760	(4)	30,483,250	(5)	58,455	23,760	0.41:1

(1)

“Total CEO realized compensation” for a given year is defined as (i) the amounts reported for Mr. Musk in “Executive Compensation—Summary Compensation Table” below under the columns “Salary,” “Bonus,” “Non‑Equity Incentive Plan Compensation” and “All Other Compensation,” plus (ii) with respect to any stock option exercised by Mr. Musk in such year in connection with which shares of stock were also sold other than to satisfy any resulting tax liability, the difference between the market price of such shares at the time of exercise and the applicable exercise price of the option, plus (iii) with respect to any restricted stock unit vested by Mr. Musk in such year in connection with which shares of stock were also sold other than automatic sales to satisfy any withholding obligations related to such vesting, the market price of such shares at the time of vesting, plus (iv) any cash actually received by Mr. Musk in respect of any shares sold to cover tax liabilities as described in (ii) and (iii) above, following the payment of such tax liabilities.

(2)	Of the amounts noted, Mr. Musk has not accepted his salary in the amount of $23,760 for 2019.
(3)

Reflects the exercise of vested stock options scheduled to expire in 2022 as to which Mr. Musk paid the exercise price in cash. Of the shares received upon exercise, 42.0% were immediately sold in order to pay federal and state tax withholding from the option exercise. None of the proceeds from such sales were retained by Mr. Musk. Of the remaining shares, 94.6% were retained by Mr. Musk. The other 5.4% automatically were sold as a result of a Rule 10b5-1 trading plan put in place in September 2021.

(4)

Reflects, for 2019, the applicable minimum wage requirements under California law for part of such year. Commencing in May 2019 at Mr. Musk’s request, we eliminated altogether the earning and accrual of this base salary.

(5)	Reflects the exercise of a vested stock option award as to which Mr. Musk paid the exercise price in cash. None of the shares received upon exercise were sold in 2019.

Tax and Accounting Considerations

Sections 280G and 409A. We have not provided or committed to provide any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Code. Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of Tesla that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider of certain types receives “deferred compensation” that does not meet the requirements of Section 409A.

Tax Deduction Limit. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1,000,000 paid in any fiscal year to certain executive officers. However, prior to the enactment of U.S. tax legislation in December 2017 (the “Tax Act”), certain types of performance-based compensation were excluded from the $1,000,000 deduction limit if specific requirements were met. Under the Tax Act, this exclusion for performance-based compensation is not available with respect to taxable years beginning after December 31, 2017, unless the compensation is pursuant to a written binding contract which was in effect on or before November 2, 2017, and which is not modified in any material respect on or after such date. Pursuant to the Tax Act, for taxable years beginning after December 31, 2017, Section 162(m) of the Code was expanded to cover additional executive officers and other employees, including the chief financial officer, so that the compensation of the chief executive officer and chief financial officer (at any time during the fiscal year), the three next most highly compensated executive officers during the taxable year and any other individual who was considered a “covered employee” for any prior taxable year that begins after 2016, will be subject to the $1,000,000 deductibility limit under Section 162(m) of the Code. Commencing with our 2018 fiscal year, to the extent that the aggregate amount of any covered officer’s salary, bonus, any amount realized from certain option exercises and vesting of restricted stock units or other equity awards, and certain other compensation amounts that are recognized as taxable income by the officer exceeds $1,000,000, we will not be entitled to a U.S. federal income tax deduction for the amount over $1,000,000 in that year, unless the compensation qualifies for the transition relief applicable to certain written binding contracts in effect on or before November 2, 2017. The Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers.

Accounting Implications. We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our named executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Compensation Committee Report

The Compensation Committee oversees Tesla’s compensation programs, policies and practices. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board

Ira Ehrenpreis (Chair)
Robyn Denholm
Kathleen Wilson-Thompson

Summary Compensation Table

The following table presents information concerning the total compensation of our named executive officers for each of the last three fiscal years. No disclosure is provided for fiscal years for which those persons were not named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Elon Musk	2021	—		—	—	—	—	—		—
Technoking of Tesla and Chief Executive Officer	2020	—		—	—	—	—	—		—
	2019	23,760	(3)	—	—	—	—	—		23,760
Zachary Kirkhorn	2021	301,154		—	—	—	—	—		301,154
Master of Coin and Chief Financial Officer	2020	269,663	(4)	—	—	46,261,354	—	31,099	(5)	46,562,116
	2019	276,058		—	5,019,998	15,947,901	—	—		21,243,957
Andrew Baglino	2021	301,154		—	—	—	—	—		301,154
SVP, Powertrain and Energy Engineering	2020	283,269	(4)	—	—	46,261,354	—	—		46,544,623
	2019	301,154		—	—	4,779,080	—	—		5,080,234
Jerome Guillen(6)	2021	161,538		—	—	—	—	—		161,538
Former President, Tesla Heavy Trucking	2020	283,269	(4)	—	—	46,261,354	—	—		46,544,623
	2019	301,154		—	—	7,965,058	—	—		8,266,212

(1)

This column reflects the grant date fair value computed in accordance with ASC Topic 718 of the restricted stock unit awards granted to the named executive officers, which is measured on the grant date based on the closing fair market value of our common stock. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers, which depends, among other things, on the market value of our common stock.

(2)

This column reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 of the options to purchase shares of our common stock granted to the named executive officers. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 7, 2022. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers, which depends, among other things, on the market value of our common stock appreciating from that on the grant date(s) of the option(s).

(3)

Reflects the applicable minimum wage requirements under California law for part of 2019. Commencing in May 2019 at Mr. Musk’s request, we eliminated altogether the earning and accrual of this base salary.

(4)	Reflects a temporary reduction to base salary in response to global market conditions.
(5)	Reflects an amount corresponding to previously-accrued paid time off that was applied toward the purchase of a Tesla vehicle pursuant to a company-wide program.
(6)	Mr. Guillen departed Tesla in June 2021.

Pay Ratio Disclosure

Tesla is committed to fair and competitive compensation for our employees. Moreover, Elon Musk, the Technoking of Tesla and our Chief Executive Officer, has agreed to a compensation arrangement in the 2018 CEO Performance Award that is substantially tied to the appreciation of our market capitalization. Because equity awards are generally made available to Tesla employees, this also means that Mr. Musk’s compensation is tied to the success of Tesla employees. We are providing a ratio of (i) Mr. Musk’s 2021 annual total compensation to (ii) the median of the 2021 annual total compensation of all applicable qualifying Tesla employees other than Mr. Musk, as if all such employees were named executive officers in each case calculated pursuant to the disclosure requirements of “Executive Compensation—Summary Compensation Table” above. As we continue our international expansion, the median annual total compensation of our employees reflects differences in local compensation scales and practices abroad to a greater extent.

Mr. Musk’s 2021 annual total compensation, as reported in “Executive Compensation—Summary Compensation Table,” was $0, and the median 2021 annual total compensation of all other qualifying employees, as determined pursuant to the methodology set forth below, was $40,723. Consequently, the applicable ratio of such amounts for 2021 was 0.00:1.

Our methodology for identifying the median of the 2021 annual total compensation for each individual other than Mr. Musk was as follows:

•

We determined that as of December 31, 2021, Tesla and all our subsidiaries had 100,121 individuals qualifying for this analysis (full-time, part-time and temporary employees other than Mr. Musk, subject to the following bullet), of which approximately 42% were based outside of the U.S. and approximately 39% were production line employees.

•	We did not include in the population of qualifying individuals any employees of staffing agencies whose compensation is determined by such agencies.
•

We applied the requirements and assumptions required for the table in “Executive Compensation—Summary Compensation Table” for each of such individuals as if he or she was a named executive officer to calculate the total annual compensation, including base salary or wages, performance-based commission payments, and equity awards based on their grant date fair values.

•	We converted any payment earned or paid in a foreign currency to U.S. dollar using the average of the prevailing conversion rates for the month of December 2021.
•	We selected the median of all total annual compensation amounts calculated in accordance with the foregoing.

Grants of Plan-Based Awards in 2021

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2021 under any plan.

Name	Grant Date(1)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Elon Musk	—	—	—	—
Zachary J. Kirkhorn	—	—	—	—
Andrew Baglino	—	—	—	—
Jerome Guillen(1)	—	—	—	—

(1)	Mr. Guillen departed Tesla in June 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table presents information concerning unexercised options and unvested restricted stock unit awards for each named executive officer outstanding as of the end of fiscal 2021.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Elon Musk	3/21/2018	(2)	59,103,455	42,216,755	—	70.01	1/19/2028	—	—
	6/10/2013	(3)	1,750	—	—	20.01	6/10/2023	—	—
	4/8/2013	(3)	1,750	—	—	8.37	4/8/2023	—	—
	8/13/2012	(4)	—	2,637,455	—	6.24	8/13/2022	—	—
Zachary J. Kirkhorn	10/19/2020	(5)	55,645	149,814	—	430.83	10/19/2030	—	—
	4/19/2019	(6)	445,530	202,515	—	54.66	4/19/2029	—	—
	4/19/2019	(7)	—	—	—	—	—	27,000	28,533,060
	1/22/2019	(8)	32,656	21,774	—	59.79	1/22/2029	—	—
	1/22/2019	(9)	—	—	—	—	—	7,260	7,672,223
	10/16/2018	(10)	4,858	4,867	—	55.32	10/16/2028	—	—
	10/16/2018	(9)	—	—	—	—	—	1,726	1,824,002
Andrew Baglino	10/19/2020	(5)	55,645	149,814	—	430.83	10/19/2030	—	—
	7/19/2019	(11)	81,176	105,954	—	51.64	7/19/2029	—	—
	10/16/2018	(10)	32,741	18,959	—	55.32	10/16/2028	—	—
	10/16/2018	(9)	—	—	—	—	—	6,895	7,286,498
	3/19/2018	(12)	48,046	18,454	—	62.72	3/19/2028	—	—
	2/20/2018	(13)	—	—	—	—	—	924	976,465
	11/10/2014	(14)	—	12,500	—	48.39	11/10/2024	—	—
Jerome Guillen(15)	—		—		—	—	—	—	—

(1)

The market value of unvested restricted stock units is calculated by multiplying the number of unvested restricted stock units held by the applicable named executive officer by the closing price of our common stock on December 31, 2021, which was $1,056.78.

(2)

1/12th of the total number of shares subject to the option becomes vested and exercisable each time: (i) our market capitalization increases initially to $100.0 billion for the first tranche, and by an additional $50.0 billion for each tranche thereafter; and (ii) one of 16 specified operational milestones relating to total revenue or adjusted EBITDA (other than any operating milestone that previously counted towards the vesting of another tranche) is attained, subject to Mr. Musk’s continued service to us as either CEO or as both Executive Chairman and Chief Product Officer, with the CEO reporting to him, at each such vesting event. See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” above.

(3)

Stock option awards granted as part of our company-wide patent incentive program. The total number of shares subject to the option was vested and exercisable on the applicable grant date of the option.

(4)

1/10th of the total number of shares subject to the option became and will become vested and exercisable each time: (i) our market capitalization increases by $4.0 billion above the initially measured market capitalization of $3.2 billion; and (ii) one of 10 specified performance milestones relating to the development of our Model X and Model 3 vehicles and our total production of vehicles is attained, subject to Mr. Musk’s continued service to us at each such vesting event. If any shares have not vested by the end of the term of the option, they will be forfeited and Mr. Musk will not realize the value of such shares. As of the date of this filing, 10 market capitalization milestones and nine performance milestones have been achieved. See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—Historical Equity Compensation” above.

(5)

1/48th of the shares subject to the option became vested and exercisable on December 5, 2020, and 1/48th of the shares subject to the option become vested and exercisable every month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(6)

1/8th of the shares subject to the option became vested and exercisable on September 13, 2019, and 1/48th of the shares subject to the option become vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(7)

1/8th of this award became vested on December 5, 2019, and 1/16th of this award becomes vested every three months thereafter, subject to the grantee’s continued service to us on each such vesting date.

(8)

1/60th of the shares subject to the option became vested and exercisable on January 5, 2019, and 1/60th of the shares subject to the option become vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(9)	1/20th of this award vested on March 5, 2019, and 1/20th of this award vests every three months thereafter, subject to the grantee’s continued service to us on each such vesting date.
(10)

1/60th of the shares subject to the option became vested and exercisable on November 1, 2018, and 1/60th of the shares subject to the option become vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(11)

1/60th of the shares subject to the option became vested and exercisable on July 24, 2019, and 1/60th of the shares subject to the option become vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(12)	1/60th of this award vested on March 27, 2018, and 1/60th of this award vests every three months thereafter, subject to the grantee’s continued service to us on each such vesting date.
(13)	1/16th of this award vested on June 5, 2018, and 1/16th of this award vests every three months thereafter, subject to the grantee’s continued service to us on each such vesting date.

(14)  1/4th of the shares subject to the option became vested and exercisable upon each of the following, as determined by the Board: (i) the completion of the first Model X production vehicle; (ii) aggregate vehicle production of 100,000 vehicles in a trailing 12-month period and (iii) completion of the first Model 3 production vehicle. 1/4th of the shares subject to this option will become vested and exercisable upon the determination by the Board that annualized gross margin of greater than 30% in any three years is achieved, subject to the grantee’s continued service to us on each such vesting date.

(15)	Mr. Guillen departed Tesla in June 2021.

2021 Option Exercises and Stock Vested

The following table presents information concerning each exercise of stock options and vesting of stock awards during fiscal 2021 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Elon Musk	22,862,050	$23,452,910,176	—	—
Zachary Kirkhorn	3,200	3,204,672	24,149	17,597,044
Andrew Baglino	27,500	20,060,191	7,141	5,258,669
Jerome Guillen(3)	50,000	33,996,790	1,211	724,117

(1)

Reflects the product of the number of shares of stock subject to the exercised option multiplied by the difference between the market price of our common stock at the time of exercise on the exercise date and the exercise price of the option.

(2)	Reflects the product of the number of shares of stock vested multiplied by the market price of our common stock on the vesting date.
(3)	Mr. Guillen departed Tesla in June 2021.

Potential Payments Upon Termination or Change in Control

We do not have an employment agreement for any specific term with any of our named executive officers. Moreover, we do not have any contract, agreement, plan or arrangement that would result in payments to a named executive officer at, following, or in connection with any termination of employment, including resignation, severance, retirement or a constructive termination of employment of a named executive officer, or a change in control of Tesla (other than the vesting of the 2018 CEO Performance Award based solely upon the achievement of market capitalization milestones as measured at the time of a change in control of Tesla, which by its nature cannot be estimated at this time) or a change in the named executive officer’s responsibilities. See also “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” above.

Compensation of Directors

2021 Director Compensation Table

The following table provides information concerning the compensation paid by us to each of our non-employee directors who served during any part of fiscal year 2021. Elon Musk, who is a named executive officer, does not receive additional compensation for his services as a director.

The awards with respect to which values are provided under the column “Option Awards” below are exclusively stock options, which have realizable value only if they vest over time and to the extent, if any, that our stock price exceeds the applicable exercise prices. The values provided below for these awards are based on applicable accounting standards, and do not necessarily reflect the actual amounts realized or realizable pursuant to the underlying stock options.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation		Total ($)
Robyn Denholm	—	—	—		—
Ira Ehrenpreis	—	—	—		—
Lawrence J. Ellison	—	—	—		—
Antonio Gracias(4)	—	—	—		—
Hiromichi Mizuno	27,500	—	10,949	(5)	38,449
James Murdoch	—	—	—		—
Kimbal Musk	—	—	—		—
Kathleen Wilson-Thompson	—	—	—		—

(1)

Reflects cash compensation for service on the Board and/or its applicable committees pursuant to Tesla’s outside director compensation policy (the “Director Compensation Policy”) and/or for service as Chair of the Board as previously approved by the Board, as applicable. The earning and payment of cash retainer payments payable to outside directors may be waived in whole or part at the election of the director. Beginning in 2021, seven of the outside directors requested that the Company eliminate the future payment of all of their cash retainer amounts for service on the Board unless the director notified otherwise.

(2)	As of December 31, 2021, the aggregate number of shares underlying option awards outstanding for each of our non-employee directors with such awards was:

Name	Aggregate Number of Shares Underlying Options Outstanding
Robyn Denholm	654,160
Ira Ehrenpreis	370,000
Lawrence J. Ellison	291,670
Hiromichi Mizuno	117,230
James Murdoch	433,340
Kimbal Musk	172,250
Kathleen Wilson-Thompson	290,285

(3)

Reflects stock option grants for service on the Board or as members or chairs of Board committees that were automatically granted pursuant to the Director Compensation Policy. In June 2021, the Board unanimously adopted a resolution to forego any automatic grants of annual stock option awards under the Director Compensation Policy or otherwise previously approved by the Board (the “Board Stock Option Grants”) until July 2022 unless the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution. In May 2022, the Board agreed to further forego the Board Stock Option Grants until July 2023 unless the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution.

(4)	Board term ended in October 2021 without standing for re-election at the 2021 annual meeting of stockholders.
(5)	Consists of reimbursements for out-of-pocket travel expenses incurred in connection with Board service.

Non-Employee Director Compensation Arrangements

Overview and Philosophy

The compensation program for Tesla’s non-employee directors is designed to be consistent with our compensation philosophy for our employees, with an emphasis on equity-based compensation over cash in order to align the value of their compensation with the market value of our stock, and consequently, with the long-term interests of our stockholders. Moreover, while we offer to our general employee population restricted stock units that will retain some value even if the market value of our stock decreases, the equity-based compensation to our directors has been exclusively in the form of stock options, which have zero initial value and accumulate value, if at all, only to the extent that our stock price increases following their grant, through the applicable vesting dates and until such stock options are ultimately exercised and the underlying shares are sold. The remaining portion of our directors’ compensation has been comprised of cash retainer payments that are relatively modest compared to peer companies and that may be waived at the election of each director. Consequently, a large portion and in some cases, the entirety, of each of our non-employee directors’ compensation is entirely at risk, and fluctuating stock prices have at times resulted in 100% of the vested stock options then held by each of our non-employee directors being out-of-the-money.

In 2020 and 2021, the Compensation Committee reviewed the Director Compensation Policy with the aid of Compensia and in light of Tesla’s exceptional performance and commitment to at-risk director compensation in the form of annual stock option awards to ensure continued alignment of the interests of directors with those of Tesla’s stockholders. Following such review, the Compensation Committee recommended that the Board approve a resolution that all existing directors forego any automatic grants of annual stock option awards under the Director Compensation Policy or otherwise previously approved by the Board until July 2022 unless the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution. In June 2021, the Board unanimously approved and adopted this resolution and in May 2022, the Board agreed to further forego the Board Stock Option Grants until July 2023 unless the Board earlier acts to amend the Director Compensation Policy or otherwise amends such resolution. The Compensation Committee intends to make further recommendations with respect to the Board’s compensation program for directors, if any, who join the Board after the date of this resolution, as well as for future periods of service by existing directors, following further periodic reviews.

Other Information

If, following a change in control of Tesla, the service of a non-employee director is terminated, all stock options granted to the director shall fully vest and become immediately exercisable.

Non-employee directors may also have their travel, lodging and related expenses associated with attending Board or Board committee meetings reimbursed by Tesla.

Pledging of Shares

The ability of our directors and executive officers to pledge Tesla stock for personal loans and investments is inherently related to their compensation due to our use of equity awards and promotion of long-termism and an ownership culture. Moreover, providing these individuals flexibility in financial planning without having to rely on the sale of shares aligns their interests with those of our stockholders.

In order to mitigate the risk of forced sales of pledged shares, the Board has a policy that limits pledging of Tesla stock by our directors and executive officers. Pursuant to this policy, directors and executive officers may pledge their stock (exclusive of options, warrants, restricted stock units or other rights to purchase stock) as collateral for loans and investments, provided that the maximum aggregate loan or investment amount collateralized by such pledged stock does not exceed twenty-five percent (25%) of the total value of the pledged stock.

Example: A director pledges 1,000 shares as collateral for a loan, and the current stock price is $800 per share. The director may borrow up to 25% of 1,000 x $800, or $200,000, against such shares. If the stock price later increases to $1,600 per share, the director may borrow up to an additional $200,000 against the pledged shares. If the director borrows the full allowable amount of $400,000 and the stock price then decreases to $1,200, the director must repay $100,000 to maintain compliance with the 25% limit under the pledging policy.

See “Ownership of Securities” below for information regarding any shares pledged by our directors or executive officers as of March 31, 2022; however, such pledging does not indicate the extent to which there may be actual borrowings against such shares as of such date, which may be substantially less than the value of the shares pledged. As of December 31, 2021, based on written representations of our directors and executive officers to the Company, the aggregate loan or investment amount collateralized by our directors and executive officers’ pledged shares was less than 1% of the total value of the pledged shares.

We require our directors and executive officers to make written representations, at least annually, that he or she is in compliance with our pledging policy. If a director or executive officer wishes to take a loan collateralized by pledged stock, Tesla management works with the director or executive officer during the original loan approval, and subsequently monitors compliance with this policy by regularly reviewing and requesting updates from the applicable director or executive officer on his or her pledged stock amount and loan amount. If necessary, Tesla management will report to the Board or its committees the extent to which any officer or director has pledged shares of Company stock. We believe that this monitoring is effective and includes appropriate controls, and we have confirmed that each of our directors and executive officers who have pledged stock are and have been compliant with this policy since our last confirmation.

Equity Compensation Plan Information

The following table summarizes the number of securities underlying outstanding options, stock awards, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Tesla’s equity compensation awards as of December 31, 2021.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)		Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	130,375,672		84.46	82,835,318	(3)
Equity compensation plans not approved by security holders	102,177	(4)	85.62	—
Total	130,477,849		84.46	82,835,318

(1)	Consists of options to purchase shares of our common stock, including the 2018 CEO Performance Award, and restricted stock unit awards representing the right to acquire shares of our common stock.

(2)

The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.

(3)

Consists of 49,053,818 shares remaining available for issuance under the Tesla, Inc. 2019 Equity Incentive Plan, and 33,781,500 shares remaining available for issuance under the Tesla, Inc, 2019 Employee Stock Purchase Plan.

(4)

Consists of outstanding stock options and restricted stock unit awards that were assumed in connection with acquisitions. No additional awards may be granted under the plans pursuant to which such awards were initially granted.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

In accordance with the charter for the Audit Committee of the Board, our Audit Committee reviews and approves in advance any proposed related person transactions.

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors and executive officers of Tesla;
•	Any person known to be the beneficial owner of five percent or more of Tesla’s common stock (a “5% Stockholder”); and
•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, executive officer or 5% Stockholder.

In accordance with our Related Person Transactions Policy and Procedures, the Audit Committee must review and approve all transactions in which (i) Tesla or one of its subsidiaries is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related person has a direct or indirect material interest, other than transactions available to all Tesla employees generally.

In assessing a related party transaction brought before it for approval the Audit Committee considers, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may then approve or disapprove the transaction in its discretion.

Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC.

Related Party Transactions

SpaceX

Elon Musk is the Chief Executive Officer, Chief Technical Officer and a significant stockholder of SpaceX. Kimbal Musk and Antonio Gracias, who are or were members of the Board in 2021, are also members of the board of directors of SpaceX. In addition, certain members of the Board, and/or investment funds affiliated with them, have made minority investments in SpaceX.

SpaceX has purchased and may purchase in the future certain vehicle components from Tesla, including with modifications for non-vehicle applications. The prices for such components and any associated labor and support, which were negotiated in good faith and were consistent with prices offered to other third parties to whom any such components have been sold, were $2.8 million in the aggregate in 2021 and $0.2 million in the aggregate in 2022 through March.

SpaceX purchased solar modules from Tesla for an aggregate $0.04 million in 2021. The prices were negotiated in good faith.

SpaceX purchased refurbished power supplies and related services from Tesla for an aggregate $0.1 million in 2021. The prices were negotiated in good faith.

Tesla has provided SpaceX certain engineering support and resources from time to time upon the mutual agreement of the parties and at costs per hour that were negotiated in good faith. SpaceX incurred an aggregate $0.01 million in 2021 for such support and resources.

In 2020, Tesla granted to SpaceX a limited non-perpetual license to certain software, as to which Tesla retains all intellectual property rights. Such license was renewed in 2022 and will expire no later than 2023. SpaceX incurred an aggregate $0.1 million in 2021 and is expected to incur an aggregate $0.03 million in 2022 for the license. The aggregate fees for the license through its expected term were negotiated in good faith.

In 2022, Tesla purchased back from SpaceX a transformer in exchange for an aggregate $0.05 million in design services which Tesla provided.

Since April 2016, SpaceX has invoiced Tesla for our use of an aircraft owned and operated by SpaceX at rates determined by Tesla and SpaceX, subject to rules of the Federal Aviation Administration governing such arrangements. Tesla incurred $0.5 million in 2021 and has incurred $0.1 million in 2022 through March.

Other Transactions

Tesla periodically does business with certain entities its directors are affiliated with. Such transactions are done on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

In the ordinary course of business, we enter into offer letters with our executive officers. We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. In relation to our CEO’s exercise of stock options and sale of common stock from the 2012 CEO Performance Award, Tesla withheld the appropriate amount of taxes. However, given the significant amounts involved, our CEO entered into an indemnification agreement with us in November 2021 to indemnify the Company for additional taxes owed, if any.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16 of the Exchange Act, Tesla’s directors, executive officers and any persons holding more than 10% of the Tesla’s common stock are required to report initial ownership of the Tesla common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Tesla is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely upon a review of forms filed with the SEC and the written representations of such persons, Tesla is aware of no late Section 16(a) filings other than one late Form 4 report filed by Jerome Guillen, who departed Tesla in 2021, reporting an exercise of options and subsequent sales pursuant to a 10b5-1 trading plan, due to an administrative delay by Tesla.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Tesla’s common stock, as of March 31, 2022, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our common stock;
•	each of our non-employee directors;
•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and
•	all current directors and executive officers of Tesla as a group.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of March 31, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Applicable percentage ownership is based on 1,035,976,271 shares of Tesla’s common stock outstanding at March 31, 2022.

Unless otherwise indicated, all persons named below can be reached at Tesla, Inc., 1 Tesla Road, Austin, Texas 78725.

Beneficial Owner Name	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Elon Musk(1)	265,488,606	23.5%
The Vanguard Group(2)	62,448,572	6.0%
Blackrock, Inc.(3)	52,918,395	5.1%
Named Executive Officers & Directors
Elon Musk(1)	265,488,606	23.5%
Zachary J. Kirkhorn(4)	692,486	*
Jerome Guillen(5)	50,598	*
Andrew Baglino(6)	276,405	*
Robyn Denholm(7)	609,160	*
Ira Ehrenpreis(8)	551,041	*
Lawrence J. Ellison(9)	15,290,975	1.5%
Hiromichi Mizuno(10)	117,230	*
James Murdoch(11)	475,765	*
Kimbal Musk(12)	683,490	*
Kathleen Wilson-Thompson(13)	285,140	*
All current executive officers and directors as a group (10 persons)(14)	284,470,298	25.1%

*	Represents beneficial ownership of less than 1%.
(1)

Includes (i) 172,608,251 shares held of record by the Elon Musk Revocable Trust dated July 22, 2003 and (ii) 92,880,355 shares issuable to Mr. Musk upon exercise of options exercisable within 60 days after March 31, 2022. Includes 89,186,960 shares pledged as collateral to secure certain personal indebtedness.

(2)

Includes shares beneficially owned by The Vanguard Group, of which The Vanguard Group has shared voting power over 1,388,053 shares, sole dispositive power over 59,059,842 shares and shared dispositive power over 3,388,730 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The foregoing information is based solely on Schedule 13G of The Vanguard Group filed on February 10, 2022, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(3)

Includes shares beneficially owned by BlackRock, Inc., of which Blackrock, Inc. has sole voting power over 45,516,860 shares and sole dispositive power over 52,918,395 shares. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055. The foregoing information is based solely on Schedule 13G of Blackrock, Inc. filed on March 11, 2022, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(4)	Includes 633,168 shares issuable upon exercise of options exercisable within 60 days after March 31, 2022.
(5)	Mr. Guillen departed Tesla effective June 2021. His beneficial ownership information is based on his most recent Form 4, which was filed on May 12, 2021.

(6)	Includes 256,267 shares issuable upon exercise of options exercisable within 60 days after March 31, 2022.
(7)	Includes 604,160 shares issuable upon exercise of options exercisable within 60 days after March 31, 2022.
(8)	Includes 370,000 shares issuable upon exercise of options exercisable within 60 days after March 31, 2022. Includes 41,635 shares pledged as collateral to secure certain personal indebtedness.
(9)	Includes 284,725 shares issuable upon exercise of options exercisable within 60 days after March 31, 2022.
(10)	Includes 117,230 shares issuable upon exercise of options exercisable within 60 days after March 31, 2022.
(11)	Includes (i) 52,425 shares held by the Seven Hills Trust and (ii) 423,340 shares issuable upon exercise of options exercisable within 60 days after March 31, 2022.
(12)	Includes 172,250 shares issuable upon exercise of options exercisable within 60 days after March 31, 2022. Includes 511,240 shares pledged as collateral to secure certain personal indebtedness.
(13)	Includes 283,340 shares issuable upon exercise of options exercisable within 60 days after March 31, 2022.
(14)	Includes 96,024,835 shares issuable upon exercise of options held by our current executive officers and directors within 60 days after March 31, 2022.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Tesla’s consolidated financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Tesla is responsible for establishing and maintaining internal controls and for preparing Tesla’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Tesla management and with PricewaterhouseCoopers LLP, Tesla’s independent registered public accounting firm;
•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•

Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these discussions and review, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Tesla’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the United States Securities and Exchange Commission.

Members of the Audit Committee:

Robyn Denholm (Chair)
Hiromichi Mizuno
James Murdoch

OTHER MATTERS

Tesla knows of no other matters to be submitted at the 2022 Annual Meeting. If any other matters properly come before the 2022 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the 2022 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

Austin, Texas

June 23, 2022

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TESLA, INC.

ARTICLE I

The name of the corporation is Tesla ~~Motors~~, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the corporation is authorized to issue is ~~2~~6,100,000,000 shares, consisting of ~~2~~6,000,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 100,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

4.2 Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this Article IV.

4.3 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

4.4 Preferred Stock.

(a) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designations filed pursuant to the DGCL the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(b) The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

5.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

5.2 Number of Directors; Election; Term.

(a) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors of the corporation shall be fixed solely by resolution of the Board of Directors.

(b) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, ~~effective upon the closing date (the “Effective Date”) of the initial sale of shares of common stock in the corporation’s initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended,~~ the directors of the corporation shall be divided into ~~three~~two classes as nearly equal in size as is practicable, hereby designated Class I and~~,~~ Class II ~~and Class III~~. The initial assignment of members of the Board of Directors to each such class shall be made by the Board of Directors. The term of office of the initial Class I directors shall expire at the ~~first~~ regularly-scheduled annual meeting of the stockholders ~~following the Effective Date~~held in 2023, and the term of office of the initial Class II directors shall expire at the ~~second~~regularly-scheduled annual meeting of the stockholders ~~following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date~~held in 2024. At each annual meeting of stockholders, commencing with the ~~first~~ regularly-scheduled annual meeting of stockholders ~~following the Effective Date~~held in 2023, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the ~~third~~second annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors ~~among~~between the classes as to make ~~all~~both classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c) Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

(d) Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

5.3 Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the corporation only for cause.

5.4 Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board of Directors and until his or her successor shall be duly elected and qualified.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

ARTICLE VII

7.1 No Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

7.2 Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the corporation may be called only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer), and the ability of the stockholders to call a special meeting is hereby specifically denied. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

7.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

ARTICLE VIII

8.1 Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 8.1 by the stockholders of the corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

8.2 Indemnification. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, the corporation is also authorized to provide indemnification of (and advancement of expenses to) its directors, officers and agents of the corporation (and any other persons to which the DGCL permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.

ARTICLE IX

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. ~~Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).~~

APPENDIX B

AMENDED AND RESTATED BYLAWS OF

TESLA, INC.

ARTICLE I — CORPORATE OFFICES

1.1     REGISTERED OFFICE

The registered office of Tesla, Inc. shall be fixed in the corporation’s certificate of incorporation.  References in these bylaws to the certificate of incorporation shall mean the certificate of incorporation of the corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock.

1.2     OTHER OFFICES

The corporation’s board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II — MEETINGS OF STOCKHOLDERS

2.1     PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2     ANNUAL MEETING

The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the corporation’s notice of the meeting.  At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3     SPECIAL MEETING

(i)    A special meeting of the stockholders, other than those required by statute, may be called at any time only by (A) the board of directors, (B) the chairperson of the board of directors, (C) the chief executive officer or (D) the president (in the absence of a chief executive officer).  A special meeting of the stockholders may not be called by any other person or persons. The board of directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii)   The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors, the chairperson of the board of directors, the chief executive officer or the president (in the absence of a chief executive officer). Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4     ADVANCE NOTICE PROCEDURES

(i)     Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(i) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.4(i). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations), and included in the notice of meeting given by or at the direction of the board of directors, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a)    To comply with clause (C) of Section 2.4(i) above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(b)    To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) and (4) above as of the record date for notice of the meeting. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(i) and, if applicable, Section 2.4(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii)    Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.4(ii) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.4(ii). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(a)   To comply with clause (B) of Section 2.4(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.4(i)(a) above.

(b)   To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1)   as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and

(2)   as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 2.4(i)(b) above, and the supplement referenced in the second sentence of Section 2.4(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(c)    At the request of the board of directors, any person nominated by a stockholder for election or re-election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the corporation and (3) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.4(ii).

(d)    Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii)    Advance Notice of Director Nominations for Special Meetings.

(a)    For a special meeting of stockholders at which directors are to be elected or re-elected, nominations of persons for election or re-election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iii) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.4(ii)(b) and (ii)(c) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected or re-elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.4(iii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(b)    The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(iv)    Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of:

(a)    a stockholder to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act; or

(b)    the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.5     NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6     QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws

If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7     ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8     CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.  The chairperson of any meeting of stockholders shall be designated by the board of directors; in the absence of such designation, the chairperson of the board, if any, the chief executive officer (in the absence of the chairperson) or the president (in the absence of the chairperson of the board and the chief executive officer), or in their absence any other executive officer of the corporation, shall serve as chairperson of the stockholder meeting.

2.9     VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise required by law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, provided, however, that the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors and cast in the election of directors at any meeting of stockholders for which (i) the secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.4 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date Company first mails its notice of meeting for such meeting to the stockholders. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation or these bylaws.

2.10     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof that have been expressly granted the right to take action by written consent, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11     RECORD DATES

In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.12     PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

2.13     LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14     INSPECTORS OF ELECTION

Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed and designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspector or inspectors’ count of all votes and ballots.

In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspector or inspectors may consider such information as is permitted by applicable law. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

ARTICLE III — DIRECTORS

3.1     POWERS

The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2     NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3     ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

3.4     RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5     PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6     REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7     SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a majority of the authorized number of directors, at such times and places as he or she or they shall designate.

Notice of the time and place of special meetings shall be:

(i)     delivered personally by hand, by courier or by telephone;

(ii)    sent by United States first-class mail, postage prepaid;

(iii)   sent by facsimile; or

(iv)   sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

3.8     QUORUM; VOTING

At all meetings of the board of directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. In the event a director or directors abstain or are disqualified from a vote, the majority vote of the director or the directors thereof not abstaining or disqualified from voting, whether or not such director or directors constitute a quorum, shall be the act of the board of directors.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10     FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.11     REMOVAL OF DIRECTORS

A director may be removed from office by the stockholders of the corporation only for cause.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV — COMMITTEES

4.1     COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. In the event a member or members of a committee abstain or are disqualified from a vote, the majority vote of the member or members thereof not abstaining or disqualified from voting, whether or not such member or members constitute a quorum, shall be the act of such committee. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2     COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3     MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)    Section 3.5 (place of meetings and meetings by telephone);

(ii)   Section 3.6 (regular meetings);

(iii)  Section 3.7 (special meetings; notice);

(iv)  Section 3.8 (quorum; voting);

(v)   Section 3.9 (action without a meeting); and

(vi)  Section 7.5 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members. However:

(i)    the time of regular meetings of committees may be determined by resolution of the committee;

(ii)   special meetings of committees may also be called by resolution of the committee; and

(iii)  notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4     SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V — OFFICERS

5.1     OFFICERS

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2     APPOINTMENT OF OFFICERS

The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Section 5 for the regular election to such office.

5.3     SUBORDINATE OFFICERS

The board of directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4     REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written or electronic notice to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5     VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 5.3.

5.6     REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairperson of the board of directors, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7     AUTHORITY AND DUTIES OF OFFICERS

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

5.8     THE CHAIRPERSON OF THE BOARD

The chairperson of the board shall have the powers and duties customarily and usually associated with the office of the chairperson of the board. The chairperson of the board shall preside at meetings of the stockholders and of the board of directors.

5.9     THE VICE CHAIRPERSON OF THE BOARD

The vice chairperson of the board shall have the powers and duties customarily and usually associated with the office of the vice chairperson of the board. In the case of absence or disability of the chairperson of the board, the vice chairperson of the board shall perform the duties and exercise the powers of the chairperson of the board.

5.10    THE CHIEF EXECUTIVE OFFICER

The chief executive officer shall have, subject to the supervision, direction and control of the board of directors, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the corporation. If at any time the office of the chairperson and vice chairperson of the board shall not be filled, or in the event of the temporary absence or disability of the chairperson of the board and the vice chairperson of the board, the chief executive officer shall perform the duties and exercise the powers of the chairperson of the board unless otherwise determined by the board of directors.

5.11    THE PRESIDENT

The president shall have, subject to the supervision, direction and control of the board of directors, the general powers and duties of supervision, direction and management of the affairs and business of the corporation customarily and usually associated with the position of president. The president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board or the chief executive officer. In the event of the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer unless otherwise determined by the board of directors.

5.12    THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS

Each vice president and assistant vice president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president.

5.13    THE SECRETARY AND ASSISTANT SECRETARIES

(i)    The secretary shall attend meetings of the board of directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The secretary shall have all such further powers and duties as are customarily and usually associated with the position of secretary or as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president.

(ii)    Each assistant secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer, the president or the secretary. In the event of the absence, inability or refusal to act of the secretary, the assistant secretary (or if there shall be more than one, the assistant secretaries in the order determined by the board of directors) shall perform the duties and exercise the powers of the secretary.

5.14    THE CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS

(i)    The chief financial officer shall be the treasurer of the corporation. The chief financial officer shall have custody of the corporation’s funds and securities, shall be responsible for maintaining the corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The chief financial officer shall also maintain adequate records of all assets, liabilities and transactions of the corporation and shall assure that adequate audits thereof are currently and regularly made. The chief financial officer shall have all such further powers and duties as are customarily and usually associated with the position of chief financial officer, or as may from time to time be assigned to him or her by the board of directors, the chairperson, the chief executive officer or the president.

(ii)    Each assistant treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer, the president or the chief financial officer. In the event of the absence, inability or refusal to act of the chief financial officer, the assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors) shall perform the duties and exercise the powers of the chief financial officer.

ARTICLE VI — STOCK

6.1     STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson of the board of directors or vice-chairperson of the board of directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2     SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this Section 6.2 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3     LOST, STOLEN OR DESTROYED CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4     DIVIDENDS

The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation.

The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

6.5     TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer; provided, however, that such succession, assignment or authority to transfer is not prohibited by the certificate of incorporation, these bylaws, applicable law or contract.

6.6     STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7     REGISTERED STOCKHOLDERS

The corporation:

(i)    shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii)   shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii)  shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII — MANNER OF GIVING NOTICE AND WAIVER

7.1     NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the corporation’s records. An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2     NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(i)    the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(ii)   such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)    if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)   if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)  if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)  if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.3     NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4     NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5     WAIVER OF NOTICE

Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII — INDEMNIFICATION

8.1     Indemnification of Directors and Officers in Third Party Proceedings

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director of the corporation or an officer of the corporation, or while a director of the corporation or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2     Indemnification of Directors and Officers in Actions by or in the Right of the CORPORATION

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3     Successful Defense

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

8.4     Indemnification of Others

Subject to the other provisions of this Article VIII, the corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the board of determines.

8.5     Advanced Payment of Expenses

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems reasonably appropriate and shall be subject to the corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 8.6(ii) or 8.6(iii) prior to a determination that the person is not entitled to be indemnified by the corporation.

8.6     Limitation on Indemnification

Subject to the requirements in Section 8.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)   for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)  for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)  initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

(v)   if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforcebable.

8.7     Determination; Claim

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8     Non-Exclusivity of Rights

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9     Insurance

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10     Survival

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11     Effect of Repeal or Modification

Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

8.12     Certain Definitions

For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

ARTICLE IX — GENERAL MATTERS

9.1     EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2     FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

9.3     SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4     CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

ARTICLE X — AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote~~; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the corporation to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of these bylaws: Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII and this Article X (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other Bylaw)~~.  The board of directors shall also have the power to adopt, amend or repeal bylaws; provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

ARTICLE XI — EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the corporation or any current or former director or officer or other employee of the corporation arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time), (iv) any action asserting a claim related to or involving the corporation that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

TESLA VOTE C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE SACKPACK Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Votes submitted electronically before the meeting must be received by 1:00am, (central time), on August 4, 2022 Online Before the Meeting: Go to www.envisionreports.com/TSLA or scan the QC code – login details are located in the shaded bar below. During the Meeting: Got to www.meetnow.global/MJKP2QF - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals- The Board recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2,3,4 and 5, AGAINST Proposals 6,7,8,9,10,11,12 and 13 1. Election of Directors: For Against Abstain For Against Abstain 01 - Ira Ehrenprei 02 - Kathleen Wilson-Thompson 2. Tesla proposal for adoption of amendments to certificate of incorporation to reduce director terms to two years. For Against Abstain 3. Tesla proposal for adoption of amendments to certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements. For Against Abstain 4. Tesla proposal for adoption of amendments to certificate of incorporation to increase the number of authorized shares of common stock by 4,000,000,000 shares. 5. Tesla proposal to ratify the appointment of independent registered public accounting firm. 6. Stockholder proposal regarding proxy access. 7. Stockholder proposal regarding annual reporting on antidiscrimination and harassment efforts. 8. Stockholder proposal regarding annual reporting on Board diversity. 9. Stockholder proposal regarding reporting on employee arbitration. 10. Stockholder proposal regarding reporting on lobbying. 11. Stockholder proposal regarding adoption of a freedom of association and collective bargaining policy 12. Stockholder proposal regarding additional reporting on child labor. 13. Stockholder proposal regarding additional reporting on water risk. C1234567890 JNT MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 542927 03N7QD

The 2022 Annual Meeting of Stockholders of Tesla, Inc. will be held on Thursday, August 4, 2022 at 4:30 pm CT, both virtually via the Internet at www.meetnow.global/MJKP2QF and in person for a limited number of stockholders at Gigafactory Texas, 1 Tesla Road, Austin, TX 78725. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Tesla, Inc. Notice of 2022 Annual Meeting of Stockholders Gigafactory Texas - 1 Tesla Road, Austin, TX 78725 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting – August 4, 2022 at 4:30 PM CT Elon Musk and Zachary Kirkhorn, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Tesla, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually via the Internet at www.meetnow.global/MJKP2QF and in person for a limited number of stockholders at 4:30pm CT on August 4, 2022, or any postponement, adjournment or continuation thereof, and instructs said proxies to vote as specified on the reverse side. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR all nominees in Proposal 1, FOR Proposals 2,3,4 and 5, and AGAINST Proposals 6,7,8,9,10,11,12 and 13. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting (Items to be voted appear on reverse side.) B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.